Exhibit 10.14

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Collaboration and License Agreement

by and between

Exact Sciences Corporation

and

Freenome Holdings, Inc.

Dated August 3, 2025

TABLE OF CONTENTS

SCHEDULES

Schedule 1.40	Confidence Interval
Schedule 1.46	Existing CRC Product
Schedule 1.95	Existing Freenome Patent Rights
Schedule 1.99	Existing Freenome Trademarks
Schedule 1.102	FTE Rate
Schedule 1.120	Knowledge
Schedule 1.189	Upstream Agreements
Schedule 1.192	V1 Collaboration Product Standards
Schedule 1.194	V2 Collaboration Product Standards
Schedule 4.7	Right of Reference
Schedule 5.2	Service Schedule
Schedule 5.5.2	Billing of Third Parties
Schedule 11.2	Schedule of Exceptions

EXHIBITS

Exhibit A	Initial Development Plan

CoLLABORATION and LICENSE AGREEMENT

This Collaboration and License Agreement (this “Agreement”), entered into as of August 3, 2025 (the “Effective Date”), is by and between Exact Sciences Corporation, a corporation organized under the laws of Delaware, with a principal place of business at 5505 Endeavor Lane, Madison, WI 53719 (“Exact”), and Freenome Holdings, Inc., a company organized under the laws of Delaware, with a principal place of business at Genesis Marina, 3300 Marina Boulevard, Brisbane, CA 94005 (“Freenome”). Freenome and Exact are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Freenome is a medical diagnostics company engaged in the research and development of multiomic diagnostic products for the early detection of cancers in humans;

WHEREAS, Exact possesses expertise in developing and commercializing diagnostic products;

WHEREAS, Freenome and Exact desire to expedite access to certain diagnostic and screening blood-based tests for colorectal cancer through a co-exclusive commercialization license for such tests prior to their regulatory approval in the United States, with the goal of expanding distribution of such tests as laboratory developed tests;

WHEREAS, the Parties wish for Exact to subsequently assume the exclusive right and responsibility to commercialize such diagnostic products in the United States following regulatory approval for such products, if and when obtained (which may occur as early as [***]), on the terms and conditions set forth herein; and

WHEREAS, if regulatory approval is not obtained for such products, the Parties may continue with their co-exclusive relationship in respect of laboratory developed tests, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth herein, the Parties hereby agree as follows:

Article 1
Definitions

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below:

1.1.	“10-Day VWAP” means, as of a given date, the volume-weighted average sales price per share of common stock of Freenome (or its applicable successor entity) taken to four decimal places on the applicable securities exchange over the ten (10)-consecutive trading day period immediately preceding such date, as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available, in another authoritative source reasonably selected by Exact).

1.2.	“Accounting Standard” means U.S. Generally Accepted Accounting Principles (GAAP), as generally and consistently applied throughout a Party’s organization.

1.3.	“Affiliate” means, with respect to a Person, any other Person that (directly or indirectly) controls, is controlled by or is under common control with such Person, whether now or in the future, but so long as such control exists. For purposes of this Agreement, a Person will be deemed to control another Person if it owns or controls, directly or indirectly, more than fifty percent (50%) of the equity securities of such other Person entitled to vote in the election of directors (or, in the case that such other Person is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to direct the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

1.4.	“Agreement” has the meaning set forth in the preamble.

1.5.	“AIS Directory” means [***].

1.6.	“Alliance Manager” has the meaning set forth in Section 2.1 (Alliance Managers).

1.7.	“Alternative Development Milestone Event” has the meaning set forth in Section 8.2.2 (Alternative Development Milestone Payments).

1.8.	“Alternative Development Milestone Payment” has the meaning set forth in Section 8.2.2 (Alternative Development Milestone Payments).

1.9.	“Antitrust Agency” has the meaning set forth in Section 14.3.1 (Cooperation; General).

1.10.	“Antitrust Clearance Date” has the meaning set forth in Section 14.1 (Antitrust Clearance Date).

1.11.	“Antitrust Laws” means any Applicable Laws designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade.

1.12.	“Applicable Contracted Coverage” means [***].

1.13.	“Applicable Law” means all applicable laws, statutes, rules, regulations, orders, judgments, injunctions, ordinances, codes, principles of common law and other pronouncements having the binding effect of law of any Governmental Authority.

1.14.	“Audited Party” has the meaning set forth in Section 8.8 (Records and Audits).

1.15.	“Auditing Party” has the meaning set forth in Section 8.8 (Records and Audits).

1.16.	“Auditor” has the meaning set forth in Section 8.8 (Records and Audits).

1.17.	“Background Know-How” means, with respect to a Party, all Know-How owned or in-licensed by such Party or any of its Affiliates (solely or jointly with any Third Party) as of the Effective Date or developed, generated, or acquired by such Party independently from the performance of activities under this Agreement during the Term.

1.18.	“Background Patent” means, with respect to a Party, any Patent Right owned or in-licensed by such Party or any of its Affiliates (solely or jointly with any Third Party) as of the Effective Date or during the Term that claims any Background Know-How of such Party.

1.19.	“Background Technology” means, with respect to a Party, the Background Know-How and Background Patents of such Party.

1.20.	“Bankruptcy Laws” has the meaning set forth in Section 13.5.1 (Section 365(n)).

1.21.	[***]

1.22.	“Breaching Party” has the meaning set forth in Section 13.6.3 (Process for Termination).

1.23.	“Bring-Down Date” means with respect to representations and warranties made by Freenome, the date that Freenome delivers a Disclosure Letter to Exact.

1.24.	“Business Day” means a calendar day other than a Saturday, Sunday or a bank or other public holiday in San Francisco, California or Madison, Wisconsin.

1.25.	“Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30 and December 31; provided that the first Calendar Quarter of the Term extends from the Effective Date to the end of the then-current Calendar Quarter, and the last Calendar Quarter extends from the first day of such Calendar Quarter until the effective date of the termination or expiration of this Agreement.

1.26.	“Calendar Year” means each period beginning on January 1 and ending on December 31; provided that the first Calendar Year of the Term extends from the Effective Date to December 31 of the then-current Calendar Year, and the last Calendar Year extends from January 1 of such Calendar Year until the effective date of the termination or expiration of this Agreement.

1.27.	“Change of Control” means, with respect to a Party, (a) a merger, consolidation, recapitalization or reorganization of such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies for purposes of management voting on matters as directed by beneficial owners) of the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger, consolidation, recapitalization or reorganization, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s and its controlled Affiliates’ assets. [***]

1.28.	“Claim” has the meaning set forth in Section 12.1 (Indemnification by Freenome).

1.29.	“CLIA” means the Clinical Laboratory Improvement Amendments of 1988, its implementing regulations and guidance, and any corresponding or similar foreign laws, regulations or guidance.

1.30.	“Clinical Trial” means any study in humans (including a non-interventional study) conducted to obtain information regarding a diagnostic or screening product (including, as applicable, Collaboration Products or MCED Products), including information relating to the safety, efficacy, Sensitivity and Specificity of such diagnostic or screening product.

1.31.	“CMS” means the unit of the U.S. Department of Health and Human Services known as the Centers for Medicare and Medicaid Services or any successor Governmental Authority or unit thereof having substantially the same function.

1.32.	“COGS” means [***].

1.33.	“Collaboration Know-How” means any Know-How conceived, developed or reduced to practice during the Term solely by or on behalf of a Party or its Affiliates, or jointly by or on behalf of both Parties or their respective Affiliates, in each case, in the performance of any activities under this Agreement during the Term.

1.34.	“Collaboration Patent Right” means any Patent Right that claims or discloses any Collaboration Know-How.

1.35.	“Collaboration Product” means any existing or future product or service, whether marketed or sold alone or with one or more other products or services, that includes a CRC Product, excluding an MCED Product.

1.36.	“Commercialization” means any and all activities directed to the marketing, promotion, distribution, offering for sale, sale, having sold, importing, having imported, use, display, performance, reproduction, making derivatives of or other commercialization of a diagnostic or screening product (including, as applicable, Collaboration Products or MCED Products) (including pre-launch activities, booking sales, performing laboratory tests, conducting market access activities, conducting revenue cycle management, obtaining billing codes, obtaining coverage under governmental and non-governmental payor policies, and providing customer care), but expressly excluding activities directed to Manufacturing or Development. “Commercialize,” “Commercializing” and “Commercialized” will be construed accordingly.

1.37.	“Commercially Reasonable Efforts” means [***].

1.38.	“Competitive Infringement” means the making, using, selling, offering for sale, importing or exporting by a Third Party of a Competitive Product in the Field in the Territory that infringes, misappropriates or violates any Freenome Know-How or Joint Collaboration Know-How or a Valid Claim of a Freenome Patent Right or Joint Collaboration Patent Right in each case in the Field in the Territory.

1.39.	“Competitive Product” means any in vitro, blood-based product or service (including any Laboratory Developed Test) for the diagnosis, screening or evaluation of colorectal cancer or colorectal pre-cancer (e.g., advanced adenoma).

1.40.	“Confidence Interval” means, with respect to a Collaboration Product, the applicable confidence interval for such Collaboration Product as forth in Schedule 1.40 (Confidence Interval).

1.41.	“Confidential Information” means (a) any and all confidential or proprietary information and data, including scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, unpublished patent applications and information related thereto and set forth therein, in each case, that is or has been provided by or on behalf of one Party (the “Disclosing Party” with respect to such information) to the other Party (the “Receiving Party” with respect to such information) in connection with this Agreement, whether communicated in writing or orally or by any other method, and (b) the terms of this Agreement. Notwithstanding the foregoing, “Confidential Information” excludes any information that the Receiving Party can show by competent evidence (i) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records; (ii) is known to the public before its receipt by the Receiving Party from the Disclosing Party, or thereafter becomes generally known to the public through no breach of this Agreement by the Receiving Party; (iii) is subsequently lawfully disclosed to the Receiving Party without obligation of confidentiality by a Third Party who has rightfully obtained such information and who is not under an obligation of confidentiality or other contractual obligation with respect to such information; or (iv) is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records. Notwithstanding the foregoing, (x) the existence and terms of this Agreement will be deemed the Confidential Information of both Parties, and each Party will be deemed a Receiving Party with respect thereto and (y) all Freenome Know-How and Development Results will be deemed the Confidential Information of both Parties (subject to clauses (ii) and (iii), but not clauses (i) and (iv), above), and each Party will be deemed a Receiving Party with respect thereto. For the avoidance of doubt and notwithstanding anything herein to the contrary, information relating to an MCED Product will be the sole Confidential Information of Freenome; provided, however, that to the extent that there is overlap between information relating to an MCED Product and information in the Freenome Know-How, such information shall continue to be Confidential Information of both Parties, but only insofar as it relates to one or more Collaboration Products.

1.42.	“Contracted Coverage Attainment” means [***].

1.43.	“Control” means the possession by a Party (whether by ownership, license or otherwise), other than pursuant to this Agreement, of (a) with respect to any materials, the legal authority or right to physical possession of such materials, with the right to provide such materials to the other Party on the terms set forth herein, (b) with respect to Patent Rights, PMA Approvals, Regulatory Submissions, Know-How or other intellectual property, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) to the other Party under such Patent Rights, PMA Approvals, Regulatory Submissions, Know-How or other intellectual property on the terms set forth herein, or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) to the other Party under Patent Rights that Cover, or proprietary Know-How that is incorporated in or embodies, such product or component on the terms set forth herein, in each case ((a), (b), and (c)), (i) without breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the referenced time (or if not such time is referenced, as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license or sublicense) or (ii) with respect to materials, Know-How or Patent Rights developed, acquired or licensed by a Party after the Effective Date, without incurring any additional payment obligations to a Third Party that are not subject to an agreed allocation between the Parties, including pursuant to Section 7.7 (In-Licenses). In the event of a Change of Control of a Party, then any materials, Patent Rights, Know-How, PMA Approvals, Regulatory Submissions, other intellectual property, or other assets owned or controlled by the Third Party acquiror or any of its Affiliates existing immediately prior to the consummation such Change of Control, shall be deemed not to be Controlled by such Party, unless any such materials, Patent Rights, Know-How, PMA Approvals, Regulatory Submissions, other intellectual property, or other assets (x) were, immediately prior to the consummation of such Change of Control, included in the licenses and rights granted by such Party hereunder as a result of being licensed to such Party by such Third Party acquiror, or (y) are used by such Party, its Affiliates or its licensees in connection with the activities under this Agreement after the consummation of such Change of Control.

1.44.	“Cover,” “Covering,” or “Covered” means, when used to refer to the relationship between a particular claim in a particular Patent Right and particular subject matter, that the manufacture, use, sale, offer for sale or importation of such subject matter would fall within the scope of one or more claims in, or is otherwise claimed by, such Patent Right.

1.45.	“CRC Blood Product” has the meaning set forth in Section 1.46 (CRC Product).

1.46.	“CRC Product” means any in vitro, blood-based product or service for the diagnosis, screening or evaluation of colorectal cancer or colorectal pre-cancer (e.g., advanced adenoma) (including any Laboratory Developed Test) (“CRC Blood Product”) that is Controlled by or on behalf of or that is Developed by or on behalf of, in whole or in part, Freenome or any of its Affiliates as of the Effective Date or at any time during the Term, including [***].

1.47.	“Cure Period” has the meaning set forth in Section 13.6.3 (Process for Termination).

1.48.	“Data Breach” has the meaning set forth in Section 11.4 (Compliance with Data Security and Privacy Laws).

1.49.	“Data Protection Laws” means any laws, regulations and orders of any jurisdiction relating to the privacy, security, confidentiality or integrity of Personal Data, including to the extent applicable, the Health Insurance Portability and Accountability Act of 1996 as amended by the Health Information Technology for Economic and Clinical Health Act and the regulations governing the privacy and security of health information promulgated thereunder (“HIPAA”), and comparable state privacy and security laws and regulations.

1.50.	“De-identified” means the process by which (a) health information no longer identifies an individual and with respect to which there is no reasonable basis to believe that the information can be used to identify or re-identify an individual, as set forth in 45 C.F.R. § 164.514 of HIPAA, and (b) personal information that is subject to the requirements of any comparable state privacy and security law is deidentified as defined in such law.

1.51.	“Develop” and “Development” means all internal and external research, discovery, development and regulatory activities related to diagnostic or screening products (including, as applicable, Collaboration Products or MCED Products), including (a) research, non-clinical testing or assays, clinical testing and studies, non-clinical and preclinical activities and Clinical Trials, and (b) preparation, submission, review, analysis and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support or maintain PMA Approval and interacting with Regulatory Authorities following receipt of PMA Approval in the Territory regarding the foregoing, but expressly excluding activities directed to Manufacturing or Commercialization. Development will include Clinical Trials initiated following receipt of PMA Approval or any Clinical Trial to be conducted after receipt of PMA Approval that are required by the applicable Regulatory Authority to support or maintain such PMA Approval (such as post-marketing requirements, post-marketing commitments, and other observational studies, implementation and management of registries and analysis thereof, in each case, if required by any Regulatory Authority in any region in the Territory to support or maintain PMA Approval for a diagnostic or screening product (including, as applicable, Collaboration Products or MCED Products) in such region). “Developing” and “Developed” will be construed accordingly.

1.52.	“Development Budget” has the meaning set forth in Section 1.58 (Development Plan).

1.53.	“Development Commitment Amount” has the meaning set forth in Section 8.5 (Development Cost Commitment).

1.54.	“Development Costs” means (a) FTE Costs incurred by a Party or its Affiliates in connection with such Party’s performance of Development activities allocated to such Party under the Development Plan, (b) all Out-of-Pocket Costs incurred [***] by a Party or its Affiliates in connection with such Party’s performance of Development activities allocated to such Party under the Development Plan and (c) [***].

1.55.	“Development Data” means written reports of pre-clinical studies, Clinical Trials or required post-PMA Approval studies involving, or otherwise containing non-clinical, clinical or other data relating to and generated through the Development of, Collaboration Products in the Field in the Territory, and supporting documentation (e.g., protocols, underlying data, format of case report forms, analysis plans) for such reports. [***]

1.56.	“Development Milestone Event” has the meaning set forth in Section 8.2.1 (Development Milestone Payments; General).

1.57.	“Development Milestone Payment” has the meaning set forth in Section 8.2.1 (Development Milestone Payments; General).

1.58.	“Development Plan” means the written plan attached hereto as Exhibit A (Initial Development Plan), as such plan may be amended by the JSC from time to time in accordance with this Agreement, and including at all times: (a) the respective Development activities to be conducted by each of the Parties, (b) the timeline for the conduct of such Development activities, [***] and a budget for the respective Development Costs (the “Development Budget”), (d) the standards and other specifications for a Collaboration Product to be Developed thereunder, and (e) the Clinical Trials to be performed by one or more of the Parties thereunder and the plans and timelines for seeking PMA Approvals.

1.59.	“Development Report” has the meaning set forth in Section 3.4 (Development Reports).

1.60.	“Development Results” has the meaning set forth in Section 3.4 (Development Reports).

1.61.	“Disclosing Party” has the meaning set forth in Section 1.41 (Confidential Information).

1.62.	“Disclosure Letter” has the meaning set forth in Section 11.2 (Representations and Warranties by Freenome).

1.63.	“Dispute” has the meaning set forth in Section 15.3.1 (Exclusive Dispute Resolution Mechanism).

1.64.	“Dollar” or “$” means the legal tender of the United States.

1.65.	“Effective Date” has the meaning set forth in the preamble, provided, however, that if any Antitrust Law prohibits any provision of this Agreement from coming into effect as of the Effective Date, such provision will instead be deemed to be effective as of the Antitrust Clearance Date.

1.66.	“Eligibility Restriction” has the meaning set forth in Section 5.6 (Eligibility Restriction for MCED Products; Reporting).

1.67.	“Eligibility Restriction Report” has the meaning set forth in Section 5.6 (Eligibility Restriction for MCED Products; Reporting).

1.68.	“Exact” has the meaning set forth in the preamble.

1.69.	“Exact Collaboration Know-How” means any Know-How, other than Joint Collaboration Know-How, conceived, developed or reduced to practice during the Term by or on behalf of Exact or its Affiliates in the performance of any activities under this Agreement during the Term.

1.70.	“Exact Collaboration Patent Right” means any Patent Right that claims or discloses any Exact Collaboration Know-How.

1.71.	“Exact Collaboration Technology” means the Exact Collaboration Know-How and Exact Collaboration Patent Rights.

1.72.	“Exact Indemnitee” has the meaning set forth in Section 12.1 (Indemnification by Freenome).

1.73.	“Exact Patient Data” means, as of any given time, De-identified, patient-level sequencing data Controlled by Exact or its Affiliates as of such time and Processed by or on behalf of Exact or its Affiliates in connection with the Commercialization of Collaboration Products in the Field in the Territory.

1.74.	“Exact Prosecuted Patent Right” has the meaning set forth in Section 9.2.1(a) (Prosecution and Maintenance of Patent Rights; Exact’s Right).

1.75.	“Exact-Funded Technology” means any Collaboration Know-How conceived, developed or reduced to practice by or on behalf of Freenome or its Affiliates and which underlying Development work was reimbursed by Exact pursuant to Section 3.3 (Development Costs), and any Patent Right that claims or discloses such Collaboration Know-How.

1.76.	“Exclusive License Effective Date” means the later of (a) the date of achievement of First-Line FDA Approval for the first Collaboration Product and (b) the Antitrust Clearance Date.

1.77.	“Executive Officer” means (a) with respect to Freenome, its Chief Executive Officer (or an executive officer designated by the Chief Executive Officer of Freenome who has the power and authority to resolve the applicable matter) and (b) with respect to Exact, its Chief Executive Officer (or an executive officer designated by the Chief Executive Officer of Exact who has the power and authority to resolve the applicable matter).

1.78.	“Existing CDA” means that certain Mutual Non-Disclosure Agreement, dated [***], by and between Exact and Freenome.

1.79.	“Existing CRC Product” has the meaning set forth in Section 1.46 (CRC Product).

1.80.	“Existing Upstream Agreement” has the meaning set forth in Section 1.189 (Upstream Agreement).

1.81.	“Exploit” or “Exploitation” means to make, have made, import, have imported, export, have exported, distribute, have distributed, use, have used, sell, have sold, offer for sale, have offered for sale, reproduce, have reproduced, perform, have performed, display, have displayed and make derivatives of, including to Develop, Manufacture and Commercialize.

1.82.	“FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. § 301 et seq).

1.83.	“FDA” means the United States Food and Drug Administration or any successor Governmental Authority having substantially the same function.

1.84.	“FDA Laws” means all laws, rules and regulations applicable to the conduct of any Development, Manufacturing, or Commercialization activities under this Agreement, including without limitation (a) the FD&C Act, together with any rules, regulations, and requirements promulgated thereunder; and (b) GLP, GCP, GMP and any other laws, rules, regulations, requirements or guidance of Regulatory Authorities relating to any of the foregoing, as applicable and amended from time to time.

1.85.	“FDA No Authority Determination” means the enactment of a U.S. federal statute, issuance of a U.S. federal rule or regulation, or issuance of a final, non-appealable decision of a United States federal court of competent jurisdiction in each case of the foregoing expressly finding that the FDA does not have the legal authority to regulate Collaboration Products.

1.86.	“Field” means all uses and purposes, excluding the diagnosis, screening or evaluation of measurable residual disease.

1.87.	“First Commercial Sale” means, on a Collaboration Product-by-Collaboration Product or MCED Product-by-MCED Product basis, as applicable, in the Field in the Territory, the first commercial sale of such Collaboration Product or MCED Product, as applicable, by a Party or any of its Affiliates or Sublicensees, as applicable, to a Third Party for end use consumption in the Field in the Territory. First Commercial Sale excludes transfers of Collaboration Products and MCED Products, as applicable, to Third Parties as bona fide samples, as donations, for Clinical Trial purposes or for any expanded access program, indigent program, or for other charitable or promotional purposes or similar limited purposes.

1.88.	“First-Line FDA Approval” means, with respect to a Collaboration Product, receipt of PMA Approval for colorectal cancer or colorectal pre-cancer (e.g., advanced adenoma) in the Field in the Territory that [***].

1.89.	“First-Line FDA Approval [***]” means, with respect to a Collaboration Product, a First-Line FDA Approval for such Collaboration Product that [***].

1.90.	“Force Majeure” has the meaning set forth in Section 15.12 (Force Majeure).

1.91.	“Freenome” has the meaning set forth in the preamble.

1.92.	“Freenome Excluded Product” means [***].

1.93.	“Freenome Indemnitee” has the meaning set forth in Section 12.2 (Indemnification by Exact).

1.94.	“Freenome Know-How” means any Know-How, other than Joint Collaboration Know-How, Controlled by Freenome or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful to Develop, Manufacture, Commercialize or otherwise Exploit the Collaboration Products in the Field in the Territory.

1.95.	“Freenome Patent Right” means any Patent Right in the Territory, other than a Joint Collaboration Patent Right, Controlled by Freenome or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful to Develop, Manufacture, Commercialize and otherwise Exploit the Collaboration Products in the Field in the Territory. The Freenome Patent Rights existing as of the Effective Date are set forth on Schedule 1.95 (Existing Freenome Patent Rights).

1.96.	“Freenome Patient Data” means, as of any given time, De-identified patient-level sequencing data Controlled by Freenome or its Affiliates as of such time and Processed by or on behalf of Freenome or its Affiliates in connection with the Commercialization of the Collaboration Products in the Field in the Territory.

1.97.	“Freenome Prosecuted Patent Right” has the meaning set forth in Section 9.2.2(a) (Freenome Prosecuted Patent Rights; Freenome’s Right).

1.98.	“Freenome Technology” means (a) Freenome Patent Rights and (b) Freenome Know-How.

1.99.	“Freenome Trademark” means any Trademark Controlled by Freenome or any of its Affiliates as of the Effective Date or during the Term that is necessary or reasonably useful for the Commercialization of Collaboration Products in the Field in the Territory in accordance with the applicable labeling approved by the FDA for such Collaboration Product and a branding plan mutually agreed by the Parties. The Freenome Trademarks existing as of the Effective Date (based on the branding plan contemplated by the Parties as of the Effective Date) are set forth on Schedule 1.99 (Existing Freenome Trademarks).

1.100.	“FTE” means the equivalent of a full-time person’s work time, carried out by an appropriately qualified employee of a Party or its Affiliates, on the performance of Development, Manufacturing, or Commercialization (including technology transfer and assistance), based on eighteen hundred (1,800) person-hours per year, pro-rated as necessary. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g., time-and-a-half or double time) toward the number of hours that are used to calculate the contribution, and a single employee may not be charged as more than one FTE (or its pro rata equivalent) over any given period. Indirect personnel (including support functions such as managerial, financial, legal, or business development) will not constitute FTEs.

1.101.	“FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.

1.102.	“FTE Rate” means [***].

1.103.	“GCP” means the then-current good clinical practice standards, practices and procedures concerning the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of Clinical Trials promulgated or endorsed by the FDA of competent jurisdiction, including regulatory requirements imposed by FDA in 21 C.F.R. Parts 11, 50, 54, 56, and 812 and all related FDA rules, regulations, orders and guidance.

1.104.	“GLP” means the then-current good laboratory practice standards, practices and procedures promulgated or endorsed by the FDA, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders and guidance.

1.105.	“GMP” means the then-current good manufacturing practice standards, practices and procedures concerning the Manufacture of medical devices and diagnostic products promulgated or endorsed by the FDA as may be updated from time-to-time, including those as set forth in FDA’s quality system regulation (as currently in effect) or quality management system regulation (when and to the extent it becomes effective) in 21 C.F.R. Part 820, ISO 13485:2016 (Medical devices—Quality management systems—Requirements for regulatory purposes) (when and to the extent it becomes effective) and all applicable FDA rules, regulations, orders and guidance.

1.106.	“Governmental Authority” means any applicable government authority, court, council, tribunal, arbitrator, agency, department, bureau, branch, office, legislative body, commission, or other instrumentality, including a Medicare Administrative Contractor, of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof, or (c) any supranational body.

1.107.	“Gross Margin” means [***].

1.108.	“HIPAA” has the meaning set forth in Section 1.49 (Data Protection Laws).

1.109.	“HSR Act” has the meaning set forth in Section 14.2 (HSR Filings).

1.110.	“HSR Conditions” has the meaning set forth in Section 14.1 (Antitrust Clearance Date).

1.111.	“Indemnified Party” has the meaning set forth in Section 12.3.1 (Notice).

1.112.	“Indemnifying Party” has the meaning set forth in Section 12.3.1 (Notice).

1.113.	“In-Network” means [***].

1.114.	“Insured Lives” means [***].

1.115.	“Joint Collaboration Know-How” means any Collaboration Know-How conceived, developed or reduced to practice during the Term jointly by or on behalf of both Parties or their respective Affiliates.

1.116.	“Joint Collaboration Patent Right” means any Collaboration Patent Right Covering any Joint Collaboration Know-How.

1.117.	“Joint Collaboration Technology” means the Joint Collaboration Know-How and Joint Collaboration Patent Rights.

1.118.	“JSC” has the meaning set forth in Section 2.2.1 (Formation and Purpose of the JSC).

1.119.	“Know-How” means all proprietary commercial, technical, scientific and other know-how and information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, sequences, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, algorithms, cut-offs, technology, materials, specifications, and data and results (including biological, chemical, diagnostic, toxicological, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data and know-how, including regulatory data, study designs and protocols), in all cases, whether or not confidential, proprietary, patentable, in written, electronic or any other form now known or hereafter developed, but expressly excluding all Patent Rights.

1.120.	“Knowledge” means, with respect to a Party, the actual knowledge of those persons listed for such Party on Schedule 1.120 (Knowledge) after due inquiry.

1.121.	“Laboratory Developed Test” or “LDT” means a diagnostic test service that is intended for clinical use and that is designed, validated, and performed by trained professionals within a single laboratory that is certified under CLIA and meets the regulatory requirements under CLIA to perform high complexity testing. An LDT does not include an in vitro diagnostic product that has PMA Approval.

1.122.	“Laboratory Technology Transfer Completion” has the meaning set forth in Section 7.6.2 (Laboratory Technology Transfer).

1.123.	“Laboratory Technology Transfer Plan” has the meaning set forth in Section 7.6.2 (Laboratory Technology Transfer).

1.124.	[***]

1.125.	“Laboratory Transition Date” has the meaning set forth in Section 5.2 (Performance of Laboratory Tests).

1.126.	“Losses” has the meaning set forth in Section 12.1 (Indemnification by Freenome).

1.127.	“Manufacturing” or “Manufacture” means activities directed to process, manufacturing, processing, packaging, labeling, assembly, quality assurance, quality control, testing, release, shipping or storage of any diagnostic or screening product (including, as applicable, Collaboration Products or MCED Products) (or any components or process steps involving any such product), including process development, qualification, and validation, scale-up, pre-clinical, clinical, and commercial manufacture and product characterization, but expressly excluding activities directed to Development or Commercialization. “Manufacturing” and “Manufactured” will be construed accordingly.

1.128.	“MCED Product” means a collection or group of products marketed and sold together (whether at a single price or multiple prices in each case in accordance with Applicable Law) that solely contains, and solely to the extent containing, both (a) a CRC Product and (b) an in vitro, blood-based product or service (including any Laboratory Developed Test) Developed or acquired by Freenome or its Affiliates for the diagnosis, screening or evaluation of one or more cancers other than colorectal cancer or colorectal pre-cancer (e.g., advanced adenoma) (such component in sub-clause (b), an “Other Component”). For the avoidance of doubt, an MCED Product is not a Collaboration Product.

1.129.	“MCED Product Notice” has the meaning set forth in Section 5.6 (Eligibility Restriction for MCED Products; Reporting).

1.130.	“National Coverage Determination” means [***].

1.131.	“Negotiation Period” has the meaning set forth in Section 7.8 (Right of First Negotiation).

1.132.	“Net Sales” means [***].

1.133.	“New License Agreement” has the meaning set forth in Section 13.7.2 (Sublicensees).

1.134.	“Non-Breaching Party” has the meaning set forth in Section 13.6.3 (Process for Termination).

1.135.	“Other Component” has the meaning set forth in Section 1.128 (MCED Product).

1.136.	“Out-of-Pocket Costs” means, with respect to certain activities for a Collaboration Product hereunder, specifically identifiable, reasonable, documented expenses paid or payable by a Party or its Affiliates to Third Parties to conduct such activities, including payments to contract personnel (including Subcontractors).

1.137.	“Outside Date” has the meaning set forth in Section 14.4 (Outside Date).

1.138.	“Party” or “Parties” has the meaning set forth in the preamble.

1.139.	“Patent Challenge” means [***].

1.140.	“Patent Right” means any patent (including any utility or design patent) or patent application (including any provisional, utility, continued prosecution, continuation, continuations-in-part, divisional or substitution application), or other filing claiming priority thereto or sharing any common priority therewith, whether directly or indirectly, as well as any patent that issues or has issued with respect to any such patent application, reissue, re-examination, renewal or extension (including any patent term adjustment, patent term extension, or supplemental protection certificate, or the equivalent thereof), registration or confirmation patent, patent resulting from a post-grant proceeding, patent of addition, revalidation, restoration or extension thereof, or any inventor’s certificate, utility model (including any petty patent, innovation patent, utility certificate, functional design, short-term patent, minor patent or small patent), or any equivalent or counterpart thereof in any country or jurisdiction.

1.141.	“Patient Data” means, as applicable, Freenome Patient Data or Exact Patient Data.

1.142.	“Payment” has the meaning set forth in Section 8.9 (Taxes).

1.143.	“Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, Governmental Authority or any other similar entity.

1.144.	“Personal Data” means any information that identifies, relates to or describes an identified or identifiable natural person who can be identified directly or indirectly, and includes but is not limited to first and last name, age, date of birth, gender, address, contact information, government-issued identifiers (such as passport and social security numbers), an identification number (e.g., a medical insurance number or a study code assigned in a registry or other research study involving human subjects), location data, an online identifier or any specific physical, health related, physiological, genetic, mental, economic, cultural or social information about that natural person. For the avoidance of doubt, biological samples and pseudonymized (coded) study subject data which can be attributed to a person will constitute Personal Data even if the holder of such data does not have access to the key that links the data to the identity of an individual.

1.145.	“Plan” [***].

1.146.	“PMA” means any premarket approval application for a class III medical device, including all information submitted with or incorporated by reference therein, submitted to FDA under 21 U.S.C. § 360e and 21 C.F.R. Part 814.

1.147.	“PMA Approval” means receipt of written correspondence from the FDA issuing an approval order of the PMA for a product for the diagnosis, screening or evaluation of colorectal cancer in humans.

1.148.	“PMA Responsible Party” means on a Collaboration Product-by-Collaboration Product basis, the owner of the PMA for such Collaboration Product in the Territory and the Party who is responsible for making all Regulatory Submissions with respect to such PMA, obtaining and maintaining PMA Approval and interacting with FDA and other Regulatory Authorities with respect to such Collaboration Product in the Territory.

1.149.	“Privacy and Security Obligations” has the meaning set forth in Section 11.2.23 (Data Privacy).

1.150.	“Process,” “Processed” or “Processing” means any operation or set of operations which is performed upon Personal Data, whether or not by automatic means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

1.151.	“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a particular Patent Right, the preparation, filing, and prosecution (including any interferences, reissue proceedings, reexaminations, supplemental examinations, derivation proceedings, or any other similar proceeding before a patent authority of competent jurisdiction), and maintenance (including paying maintenance fees and annuities) of such Patent Right.

1.152.	“Public Listing” means (a) the closing of the issuance and sale of capital stock of Freenome in Freenome’s underwritten initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended or (b) any other transaction (i) that is not a Change of Control and (ii) as a result of which a class of shares of Freenome or any successor entity is registered under the Securities Exchange Act of 1934, as amended, including a SPAC Transaction.

1.153.	“Quality Agreement” has the meaning set forth in Section 4.6.5 (Quality Agreement).

1.154.	“Quality Audit” has the meaning set forth in Section 4.5 (Quality Audits by Exact).

1.155.	“Recall” has the meaning set forth in Section 4.6.4 (Recalls).

1.156.	“Receiving Party” has the meaning set forth in Section 1.41 (Confidential Information).

1.157.	“Redacted Agreement” has the meaning set forth in Section 10.1.3(b) (Confidential Treatment).

1.158.	“Regulatory Authority” means any Governmental Authority responsible for (a) granting PMA Approvals of diagnostic or screening products (including, as applicable, Collaboration Products or MCED Products), including FDA, or (b) determining coverage under a Plan offered by a governmental insurer.

1.159.	“Regulatory Submission” means any regulatory application, submission, meeting request, notification, communication, correspondence, registration, PMA Approval or other filing made to, received from or otherwise conducted with a Regulatory Authority related to Developing, Manufacturing or obtaining pre-market approval for a diagnostic or screening product (including, as applicable, Collaboration Products or MCED Products) in the Territory.

1.160.	“Required Filings” has the meaning set forth in Section 14.2 (HSR Filings).

1.161.	“Right of Reference” means a right of reference or a similar grant or authorization to a Party that allows the FDA to have access to, rely on, and use relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Submissions and PMAs of the other Party.

1.162.	“ROFN Exercise Period” has the meaning set forth in Section 7.8 (Right of First Negotiation).

1.163.	“ROFN Notice of Exercise” has the meaning set forth in Section 7.8 (Right of First Negotiation).

1.164.	“Royalties” has the meaning set forth in Section 8.4.1 (Royalties).

1.165.	“Royalty-Bearing Patent” means [***].

1.166.	“Royalty Term” means [***].

1.167.	“SEC” has the meaning set forth in Section 10.1.3(b) (Confidential Treatment).

1.168.	“Second-Line USPSTF Milestone Event” has the meaning set forth in Section 8.2.3 (Second-Line USPSTF Milestone Payment).

1.169.	“Second-Line USPSTF Milestone Payment” has the meaning set forth in Section 8.2.3 (Second-Line USPSTF Milestone Payment).

1.170.	“Sensitivity” means the true positive rate (i.e., the proportion of subjects with an actual positive outcome who are correctly given a positive assignment).

1.171.	[***]

1.172.	[***]

1.173.	“SPAC” has the meaning set forth in Section 1.174 (SPAC Transaction).

1.174.	“SPAC Transaction” means a transaction or a series of related transactions by merger, consolidation, share exchange or otherwise of Freenome with a publicly traded “special purpose acquisition company” or its subsidiary (collectively, a “SPAC”), immediately following the consummation of which the common stock or share capital of the SPAC or its successor entity is listed on the Nasdaq Stock Market, the New York Stock Exchange or another exchange or marketplace.

1.175.	“Specificity” means the true negative rate (i.e., the proportion of subjects with an actual negative outcome who are correctly given a negative assignment).

1.176.	“Subcommittee” has the meaning set forth in Section 2.3 (Other Committees).

1.177.	“Subcontractor” means a Third Party contractor or service provider, in each case engaged by a Party or its Affiliate to perform certain obligations or exercise certain rights of such Party under this Agreement (including all contract research organizations, contract development organizations, contract manufacturing organizations and contract sales forces).

1.178.	“Sublicensee” means a Third Party to which a Party or its Affiliate has granted or grants a sublicense, option to sublicense or similar right under intellectual property Controlled by the other Party to Develop, Manufacture, Commercialize or otherwise Exploit any Collaboration Product or MCED Product (as applicable), or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights), beyond the mere right to purchase any Collaboration Product or MCED Product (as applicable) from or to provide services on behalf of such Party or its Affiliates, but expressly excluding Subcontractors.

1.179.	“Sunset Date” means [***].

1.180.	“Target Population” means [***].

1.181.	“Tax” means any U.S. and non U.S. federal, state, local, regional, municipal, or other tax or taxation, levy, duty, charge, withholding, or other assessment of any kind (including any related fine, penalty, addition to tax, surcharge or interest) imposed by, or payable to, a Governmental Authority, including sales, use, excise, stamp, transfer, property, value added, goods and services, withholding, and franchise taxes.

1.182.	“Term” has the meaning set forth in Section 13.1 (Term).

1.183.	“Terminated Product” means (a) any Collaboration Product with respect to which this Agreement is terminated pursuant to Article 13 (Term and Termination), and (b) in the event of termination of this Agreement in its entirety, all Collaboration Products.

1.184.	“Territory” means the United States.

1.185.	“Third Party” means any Person other than Freenome, Exact or their respective Affiliates.

1.186.	“Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.187.	“United States” or “U.S.” means the United States and its territories, possessions and commonwealths.

1.188.	“Upfront Payment” has the meaning set forth in Section 8.1 (Upfront Consideration).

1.189.	“Upstream Agreement” means any agreement with a Third Party pursuant to which Freenome or one of its Affiliates has acquired any right to any Freenome Technology. The Upstream Agreements existing as of the Effective Date are set forth on Schedule 1.189 (Upstream Agreements) (each, an “Existing Upstream Agreement”).

1.190.	“USPSTF” means the United States Preventive Services Taskforce or any successor organization thereto.

1.191.	“USPTO” means the United States Patent and Trademark Office or any successor Governmental Authority having substantially the same function.

1.192.	“V1 Collaboration Product Standards” means the standards and other specifications set forth in Schedule 1.192 (V1 Collaboration Product Standards), as may be amended by the JSC in accordance with the terms and conditions of this Agreement.

1.193.	“V1 Equivalent National Coverage Determination” means a National Coverage Determination by CMS for a blood-based biomarker screening test for colorectal cancer for the Target Population which [***].

1.194.	“V2 Collaboration Product Standards” means the standards and other specifications set forth in Schedule 1.194 (V2 Collaboration Product Standards), as may be amended by the JSC in accordance with the terms and conditions of this Agreement.

1.195.	“V2 Equivalent National Coverage Determination” means a National Coverage Determination by CMS for a blood-based biomarker screening test for colorectal cancer for the Target Population which [***].

1.196.	“V3 Collaboration Product Standards” means the standards and other specifications approved by the JSC for any subsequent Collaboration Product, as may be amended by the JSC in accordance with the terms and conditions of this Agreement.

1.197.	“Valid Claim” means: (a) a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid or unenforceable by a Governmental Authority of competent jurisdiction and which claim has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination, or disclaimer or otherwise; or (b) a pending claim of an unissued, pending patent application, which application has been pending for [***] years or less since the earliest date to which it is entitled to claim priority.

1.198.	“Weighted Price” means [***].

1.199.	“Wire Instructions” has the meaning set forth in Section 8.1 (Upfront Consideration).

Article 2
Governance

2.1.	Alliance Managers. Promptly following the Effective Date, each Party will designate an individual to facilitate communication, coordination and collaboration with respect to the Parties’ activities under this Agreement relating to Collaboration Products and to provide support and guidance to the JSC and any Subcommittees, including preparing agendas, meeting materials and meeting minutes for meetings of the JSC and any Subcommittees (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by written notice to the other Party. Neither Alliance Manager may serve as a representative of its respective Party on the JSC or any Subcommittee, but the Alliance Managers or suitable designees will be non-voting participants in all JSC or Subcommittee meetings. The Alliance Managers may bring to the attention of the JSC or any Subcommittee any matters or issues either of them reasonably believes should be discussed by such Subcommittee. In addition, the Alliance Managers will: (a) identify, work to resolve, and, if necessary, escalate to their respective managements any disputes arising between the Parties related to this Agreement; (b) provide an initial alliance point of communication between the Parties with respect to this Agreement and the Parties’ respective activities hereunder; (c) ensure that meetings of the JSC or any Subcommittee occur as set forth in this Agreement, that procedures are followed with respect to such meetings (including the giving of proper notice and the preparation and approval of minutes) and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed; and (d) undertake such other responsibilities as the Parties may agree in writing.

2.2.	Joint Steering Committee.

2.2.1.	Formation and Purpose of the JSC. Within [***] days after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) that will have the responsibilities set forth in this Section 2.2 (Joint Steering Committee) and will coordinate and oversee or monitor the Parties’ Development and Commercialization of Collaboration Products in the Field in the Territory, resolve matters referred from any Subcommittee established pursuant to Section 2.3 (Other Subcommittees), and facilitate communication between the Parties, all in accordance with the terms of this Agreement, provided, for clarity, that prior to the Antitrust Clearance Date the JSC will conduct planning activities in preparation for Development activities that would occur on and after the Antitrust Clearance Date as described in Section 3.1 (Development Plan). The JSC will dissolve upon both the completion of all activities set forth in the Development Plan and the achievement of all Development Milestone Events. For the avoidance of doubt, any activities of the JSC or any Subcommittee hereunder shall be subject to, and conducted in compliance with, Applicable Laws (including Antitrust Laws).

2.2.2.	Composition. Each Party will initially appoint three (3) representatives to the JSC, with each representative having knowledge and expertise in the Development of assets similar to the Collaboration Products, and having sufficient seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities. The JSC may change its size from time to time by agreement of the Parties, provided that, unless otherwise agreed by the Parties in writing, the JSC will consist at all times of an equal number of representatives of each Party. Each Party may replace its JSC representatives at any time upon written notice to the other Party, provided that each such replacement has knowledge and expertise in the Development of assets similar to the Collaboration Products, and has sufficient seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities. Each Party will designate one (1) of its JSC members as a co-chairperson of the JSC. The JSC may invite non-members to participate in the discussions and meetings of the JSC, but such participants will have no voting authority at the JSC and must be bound under written obligations of confidentiality no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The Alliance Managers will prepare and circulate agendas and ensure the preparation and approval of minutes.

2.2.3.	JSC Meetings. The JSC will meet at least quarterly unless the Parties mutually agree in writing to a different frequency. No later than [***] Business Days prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the Alliance Managers will prepare and circulate an agenda for such meeting; provided, however, that either Party may propose additional topics to be included on such agenda, either prior to or in the course of such meeting. Either Party may also call a special meeting of the JSC (by videoconference, teleconference or in person if the Parties agree) by providing at least [***] Business Days’ prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such Party will work with the Alliance Managers to provide the members of the JSC, no later than [***] Business Days prior to the special meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision on the matters to be considered. The JSC may meet in person, by videoconference or by teleconference. In-person JSC meetings will be held at locations selected by agreement of the JSC members. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. Meetings of the JSC will be effective only if at least one (1) representative of each Party (which representative is not such Party’s Alliance Manager) is present or participating in such meeting. The Alliance Managers will be responsible for preparing reasonably detailed written minutes of all JSC meetings that reflect material decisions made and action items identified at such meetings. The Alliance Managers will send draft meeting minutes to each member of the JSC for review and approval within [***] days after each JSC meeting.

2.2.4.	Decisions of the JSC. The JSC has the authority (a) for matters specifically delegated to it or expressly specified in this Agreement and (b) with respect to any other matter agreed to by the Parties in writing. All decisions of the JSC will be made by consensus vote, with each Party’s representatives having one (1) vote (i.e., one (1) vote per Party). No action taken at any meeting of the JSC will be effective unless there is a quorum at such meeting, and at all such meetings, a quorum will be reached if one (1) voting representative of each Party is present or participating in such meeting. The JSC will not have any power to amend, modify or waive compliance with this Agreement. The JSC has no other authority under this Agreement other than what is expressly granted under this Agreement. The JSC will work in good faith to promptly resolve any such matter for which it has authority. If the JSC is unable to reach consensus with respect to any such matter for which it is responsible within [***] days after a Party affirmatively states to the other Party that a decision needs to be made, then such matter will be subject to Section 2.4 (Resolution of Subcommittee Disputes).

2.2.5.	Responsibilities of JSC. In addition to its overall responsibility for monitoring and providing strategic oversight with respect to the Parties’ activities under this Agreement, the JSC will have the following responsibilities:

(a)	oversee the Development of Collaboration Products in the Field in the Territory under this Agreement;

(b)	oversee the Development and Commercialization of Collaboration Products that are Laboratory Developed Tests in the Field in the Territory under this Agreement;

(c)	review, discuss and approve any amendment to the Development Plan;

(d)	oversee and discuss the accrual of Development Costs under this Agreement;

(e)	review, discuss and approve the Laboratory Technology Transfer Plan or any amendment to the Laboratory Technology Transfer Plan;

(f)	review, discuss and determine whether a Laboratory Technology Transfer Completion has occurred;

(g)	review, discuss and approve the V3 Collaboration Product Standards or any amendment to the V1 Collaboration Product Standards, V2 Collaboration Product Standards or V3 Collaboration Product Standards;

(h)	review, discuss and determine whether a Collaboration Product meets or is within the applicable Confidence Interval of the V1 Collaboration Product Standards, V2 Collaboration Product Standards or V3 Collaboration Product Standards;

(i)	review and determine whether Contracted Coverage Attainment has been achieved;

(j)	review and discuss any proposed publication by either Party, as described in Section 10.2 (Publication and Publicity);

(k)	form such other Subcommittees under the JSC as may be necessary or desirable to facilitate the activities under this Agreement as the Parties may agree and oversee the activities of any such other Subcommittees;

(l)	attempt to resolve any disputes on matters within the JSC’s authority on an informal basis and in good faith prior to the institution of escalation or other formal dispute resolution mechanisms hereunder;

(m)	attempt to resolve any disputes on matters within any Subcommittee’s authority that are escalated to the JSC on an informal basis and in good faith prior to the institution of escalation or other formal dispute resolution mechanisms hereunder; and

(n)	perform such other functions expressly allocated to the JSC in this Agreement or by the written agreement of the Parties.

2.3.	Other Committees. The JSC may form other committees or working groups as may be necessary or desirable to facilitate the activities under this Agreement (each, a “Subcommittee”). A Party may refer any dispute on a matter within a Subcommittee’s authority to the JSC for resolution. No such Subcommittee’s authority may exceed that specified for the JSC in Article 2 (Governance).

2.4.	Resolution of Committee Disputes.

2.4.1.	Referral to Executive Officers. Either Party may make an election under Section 2.2.4 (Decisions of the JSC) to refer a matter as to which the JSC cannot reach a consensus decision for resolution by the Executive Officers, following which the JSC will promptly submit in writing the respective positions of the Parties to their respective Executive Officers. Such Executive Officers will use good faith efforts, in compliance with this Section 2.4.1 (Referral to Executive Officers), to resolve promptly such matter within [***] days after the JSC’s submission of such matter to such Executive Officers, which good faith efforts will include at least one (1) in-person or teleconference meeting between such Executive Officers within such [***] day period.

2.4.2.	Final Decision-Making Authority. If the Executive Officers are unable to reach agreement on any such matter referred to them under Section 2.4.1 (Referral to Executive Officers) within the applicable [***] period, then [***]:

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Article 3
Development

3.1.	Development Plan. Following the Antitrust Clearance Date, each Party will be responsible for, and will conduct, Development of the Collaboration Products in accordance with the terms and conditions of the Development Plan, and will use Commercially Reasonable Efforts to perform its respective activities in accordance with the timelines set forth in the Development Plan. The initial Development Plan is attached hereto as Exhibit A (Initial Development Plan), and the JSC will amend the initial Development Plan no later than [***] days following the Antitrust Clearance Date to include further details in the Development Plan. If any Party wishes to amend the Development Plan, including to include additional Development activities, then such Party will submit the proposed amendment to the JSC for review, discussion and approval by the JSC. Each such amendment to the Development Plan will become effective and will supersede the previous iteration of the Development Plan only upon approval thereof by the JSC.

3.2.	Development Diligence. Freenome will use Commercially Reasonable Efforts to Develop [***].

3.3.	Development Costs. Each Party will be responsible for its and its Affiliates’ costs and expenses incurred in connection with the performance of such Party’s and its Affiliates’ Development activities under this Agreement, except as otherwise expressly set forth in the Development Plan or this Section 3.3 (Development Costs). During the period that the Development Cost Commitment applies, Exact will reimburse Freenome for its and its Affiliates’ Development Costs incurred under the Development Plan on and after the Antitrust Clearance Date up to the Development Cost Commitment, in which case Freenome will invoice Exact on a Calendar Quarter basis in arrears for such Development Costs, and subject to the applicable Development Budget for such Development activities and subject to the availability of any Development Cost Commitment, Exact will reimburse Freenome for such Development Costs within [***] days following Exact’s receipt of an undisputed invoice therefor together with reasonable supporting documentation for any Out-of-Pocket Costs included in such Development Costs. [***].

3.4.	Development Reports. On and after the Antitrust Clearance Date, each Party will keep the JSC informed regarding the progress of its respective Development activities under the Development Plan at meetings of the JSC or more frequently as the Parties may agree. In addition, each Party will provide to the JSC [***] a Calendar Year [***] (collectively, “Development Results”), [***] (each such report, a “Development Report”). On and after the Antitrust Clearance Date, each Party will promptly share with the other Party all other material developments and information that it comes to possess relating to the Development of Collaboration Products conducted by or on behalf of such Party, including any additional information regarding the Development of Collaboration Products reasonably requested by the other Party through the JSC from time to time to the extent and in the form readily available to the performing Party and able to be disclosed to the other Party.

3.5.	Data Exchange and Use. [***].

3.6.	Records and Compliance. Each Party will maintain written Development records in sufficient detail and in good scientific manner appropriate for patent, regulatory and reimbursement purposes, and in compliance with applicable requirements of FDA Laws with respect to records intended to be submitted or described in Regulatory Submissions, all of which records will fully and accurately reflect all work done and results achieved in the performance of the Development activities and Clinical Trials by or on behalf of such Party with respect to the Collaboration Products. Each Party will perform any and all of its Development responsibilities under this Agreement in a professional and workmanlike manner, in good scientific manner and in compliance with all Applicable Law, including applicable informed consent and institutional review board regulations and all applicable requirements relating to the protection of human subjects.

Article 4
Regulatory Matters

4.1.	Regulatory Responsibilities. [***]. Each Party will be responsible for obtaining and maintaining PMA Approvals, FDA establishment registrations, FDA device listings, and any other regulatory approvals, permits, licenses, or registrations necessary for the marketing of the Collaboration Products in the Field in the Territory for which it is the PMA Responsible Party. [***].

4.2.	Regulatory Cooperation. Each PMA Responsible Party will provide the other Party with an opportunity to review and comment on all Regulatory Submissions relating to a Collaboration Product in the Field in the Territory for which such PMA Responsible Party is responsible and will provide such other Party with copies of all Regulatory Submissions relating to such Collaboration Products, whether first submitted to FDA prior to, on or following the Effective Date. Each PMA Responsible Party will consider in good faith the other Party’s comments with respect thereto; provided that in no event will the PMA Responsible Party be obligated to delay the submission of any such Regulatory Submission due to such other Party’s failure to provide its comments in a timely manner. Each PMA Responsible Party will provide the other Party with a copy of all final Regulatory Submissions for which it is responsible, and related correspondence (e.g., requests for additional information from a relevant Regulatory Authority and responses thereto), communications or meeting minutes that involve a material discussion of a Collaboration Product promptly after submission to or receipt from the relevant Regulatory Authority. Each PMA Responsible Party will keep the other Party reasonably informed with respect to the progress of obtaining PMA Approval of any Collaboration Product for which it is responsible. Each PMA Responsible Party will promptly inform the other Party regarding the receipt or denial of PMA Approval for any Collaboration Product for which it is responsible.

4.3.	Regulatory Meetings. Each PMA Responsible Party will permit the other Party to reasonably participate with such PMA Responsible Party in preparations for any substantive correspondence, communications or meetings with Regulatory Authorities in the Territory if such correspondence, communications or meetings relate to obtaining or maintaining PMA Approval of a Collaboration Product in the Field in the Territory for which such PMA Responsible Party is responsible. In addition, unless prohibited by Applicable Law, each PMA Responsible Party will provide the other Party with an opportunity to have a single representative attend any portion of a scheduled meeting with a Regulatory Authority in the Territory to the extent relating to obtaining or maintaining PMA Approval in the Field for any Collaboration Product for which it is responsible to the extent such meeting includes (or is reasonably anticipated to include) a material discussion of any Collaboration Product; provided that such other Party will be excused from any discussions at the request of (a) a Regulatory Authority or (b) the PMA Responsible Party during any portion of a discussion that does not relate to a Collaboration Product.

4.4.	No Harmful Actions. Freenome will not, and will not permit its Affiliates or its or their Sublicensees or Subcontractors to, [***]. Exact will not, and will not permit its Affiliates or its or their Sublicensees or Subcontractors to, [***]. If either Party believes that the other Party is (or any of its Affiliates or its or their Sublicensees or Subcontractors are) taking or intends to take any action with respect to a Collaboration Product that [***], or if [***], then such Party will have the right to bring the matter to the attention of the other Party and the Parties will discuss in good faith a resolution of such concern.

4.5.	Quality Audits by Exact. Exact will have the right, no more frequently than once every year on [***] days’ prior written notice, and also as warranted on a for-cause basis (with reasonable notice) if and to the extent it has a reasonable basis to suspect non-compliance by Freenome or its Affiliate with applicable requirements of FDA Laws and CLIA, upon reasonable advanced written notice to Freenome, to inspect and audit the facilities and laboratories being used by Freenome or its Affiliates to process the Collaboration Products as described in Section 5.2 (Performance of Laboratory Tests) to ensure compliance by Freenome and its Affiliates with applicable requirements of FDA Laws and CLIA (a “Quality Audit”). Quality Audits will be conducted during normal business hours and will not require more than [***] days per audit. In the event that a Quality Audit identifies conditions that are not in compliance with such requirements, Exact will notify Freenome of such conditions in a written audit report, and Freenome will provide a written response to such audit report, including a corrective action plan for each observation, to Exact within [***] calendar days after receipt of the report. Freenome’s failure to remedy any deficiencies identified in a written audit report in a timeframe mutually agreed upon by the Parties or to provide a written response to a written audit report within [***] calendar days will be deemed a material breach of this Agreement. At Freenome’s reasonable request from time to time, no more frequently than annually, Exact or its applicable Affiliate(s) will reasonably make available its or their appropriately knowledgeable personnel for the purpose of discussing Exact’s or its Affiliates’ compliance with applicable requirements of FDA Laws and CLIA and any related quality issues related to Collaboration Product. Such meetings will be conducted during normal business hours and will not require more than [***] days per meeting.

4.6.	Regulatory Inspections and Inquiries.

4.6.1.	Regulatory Inspections. Freenome and its Affiliates will cooperate in good faith with respect to inspections and audits by the FDA or any other Governmental Authority of any facility or laboratory being used by Freenome or its Affiliates to Develop the Collaboration Product in the Field in the Territory and Manufacture a Collaboration Product for such purposes and to process the Collaboration Product in the Field in the Territory as described in Section 5.2 (Performance of Laboratory Tests). Freenome will promptly, and in any event within no more than [***] Business Day, notify Exact of Freenome’s receipt of notice of, or the initiation of, any inspection or audit by the FDA or any other Governmental Authority that directly involves a Collaboration Product in the Field in the Territory. Freenome will notify Exact (and provide copies of the related documentation to Exact, which may be redacted to the extent it relates to subject matter other than Collaboration Product in the Field in the Territory) within [***] Business Day of Freenome’s receipt of any warning letter, untitled letter, Form FDA-483, or any other allegations of noncompliance from FDA or any other Governmental Authority that identify or otherwise relate to a Collaboration Product in the Field in the Territory. To the extent that any inspection, audit or other action by FDA or any other Governmental Authority directly involves any Collaboration Product in the Field in the Territory, Freenome agrees to reasonably cooperate and confer with Exact prior to Freenome submitting any response to the FDA or such other Governmental Authority; provided, however, that where Freenome is the PMA Responsible Party, Freenome shall have the final right to determine what is ultimately submitted to FDA or such other Governmental Authority. Freenome further agrees to obtain Exact’s consent, which will not be unreasonably withheld or delayed, before Freenome makes any commitment to the FDA or any other Governmental Authority that would affect any Collaboration Product in the Field in the Territory or Exact.

4.6.2.	Other Regulatory Inquiries. To the extent not addressed by Section 4.6.1 (Regulatory Inspections), Freenome will provide copies to Exact of all written communications between Freenome and FDA or any other Governmental Authority that specifically relate to any Collaboration Product in the Field in the Territory. Freenome will provide such communications to Exact within [***] Business Days of receipt or issuance by Freenome. If necessary to protect confidentiality, Freenome may redact information (e.g., names or other identifiers) that does not relate to any Collaboration Product in the Field in the Territory.

4.6.3.	Complaints and Medical Device Reporting. Each Party, at its expense, will be responsible for the prompt review, evaluation, and documentation of all complaints relating to any Collaboration Product for which it is the PMA Responsible Party. Each Party shall promptly forward to the other Party any complaints received concerning the Collaboration Products, including all reports of serious injury, product malfunction or other adverse events. Each Party will cooperate, as appropriate, with the other Party’s investigation of complaints. Each Party will be responsible for complying with the FDA’s medical device reporting (MDR) regulations (21 C.F.R. Part 803) and submitting any necessary reports to the FDA with respect to Collaboration Products for which it is the PMA Responsible Party.

4.6.4.	Recalls. Each Party agrees that if it discovers or becomes aware of any fact, condition, circumstance or event (whether actual or potential) concerning or related to any Collaboration Product which may reasonably lead to a recall, market withdrawal, field correction, safety alert, or removal of any Collaboration Product in the Field in the Territory (each, a “Recall”) or any other material quality issue with respect to any laboratory where any laboratory test is performed for a Collaboration Product in the Field in the Territory, it will promptly communicate such fact, condition, circumstance or event to the other Party within [***] Business Day. In the event: (a) the FDA or any other Governmental Authority requests that any Collaboration Product in the Field in the Territory be subject to a Recall or invokes its authority to order a mandatory recall; (b) a court of competent jurisdiction orders such a Recall; or (c) either Party determines that a Collaboration Product in the Field in the Territory should be subject to a Recall from the market as a result of a safety, quality, accuracy or regulatory compliance concern, the Parties will take all appropriate remedial actions with respect to such Recall of the Collaboration Product. Except as otherwise provided herein, the PMA Responsible Party will be responsible for all medical device reporting, correction and removal reporting and execution of Recalls associated with any Collaboration Product, and the PMA Responsible Party will be the primary point of contact for any communications to the FDA and other Governmental Authorities, the media and customers concerning the Recall. With respect to reasonable and documented out-of-pocket expenses associated with a Recall of a Collaboration Product in the Field in the Territory, including but not limited to, preparing customer lists and letters, mailing expenses, media notices or other public announcements and any other necessary notices, fees for legal and/or regulatory counsel, and destruction, return, repair, and/or replacement of any Collaboration Product in the Field in the Territory subject to a Recall, including the cost of shipping and freight, Freenome will be responsible for such Recall expenses except to the extent that the Recall was necessitated or caused by the manner in which Exact Developed, Manufactured, or Commercialized the affected Collaboration Product, itself or with or through its Affiliates, Sublicensees or Subcontractors. Exact will provide such cooperation as Freenome may reasonably request in connection with any Recall of any Collaboration Product.

4.6.5.	Quality Agreement. No later than [***] calendar days after Exact receives the first PMA Approval of a Collaboration Product for which it is the PMA Responsible Party, Exact and Freenome shall negotiate in good faith and execute a quality agreement setting forth the respective quality-related responsibilities of the Parties once each Party holds a PMA Approval for a Collaboration Product (“Quality Agreement”). In the event of a conflict between any provision of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with Applicable Laws, the provisions of the Quality Agreement shall govern. In the event of a conflict between any provision of this Agreement and the Quality Agreement with respect to any commercial matter, including allocation of risk, liability and financial responsibility, the provisions of this Agreement shall govern.

4.7.	Right of Reference. Freenome hereby grants to Exact a Right of Reference to [***]. Within [***] Business Days following the Effective Date, Freenome shall provide a signed statement to Exact to this effect in the form set forth in Schedule 4.7 (Right of Reference). Upon request by Exact, Freenome shall provide an updated version of this statement or such other documentation that is reasonably necessary to effectuate Exact’s Right of Reference and shall make any submission to FDA that is reasonably necessary to effectuate Exact’s Right of Reference with the FDA. Exact will not use any statement or other document provided under this Section 4.7 (Right of Reference), including the authorization provided in Schedule 4.7, beyond the scope of the Right of Reference provided in this Section 4.7 (Right of Reference). At all times and from time to time during the Term, Freenome will provide Exact with true and complete copies of PMAs and Regulatory Submissions used for any Collaboration Product in the Field in the Territory.

Article 5
Commercialization

5.1.	Commercialization Rights. Subject to the terms and conditions of this Agreement (including Section 5.2 (Performance of Laboratory Tests)), with respect to Collaboration Products that are Laboratory Developed Tests, from the Effective Date until the Exclusive License Effective Date, Exact will have the co-exclusive right (solely with Freenome) to Commercialize (and will solely control, at its discretion, its Commercialization of), itself or with or through its Affiliates, Sublicensees or Subcontractors, such Collaboration Products in the Field in the Territory. Subject to the terms and conditions of this Agreement (including Section 5.2 (Performance of Laboratory Tests)), on and after the Exclusive License Effective Date, Exact will have the exclusive right (even as to Freenome) to Commercialize (and will solely control, at its discretion, the Commercialization of), itself or with or through its Affiliates, Sublicensees or Subcontractors, Collaboration Products in the Field in the Territory. [***].

5.2.	Performance of Laboratory Tests. Notwithstanding anything herein to the contrary, with respect to Commercialization of Collaboration Products by Exact, on a Collaboration Product-by-Collaboration Product basis, a laboratory of Freenome or its Affiliates will be used to process each such Collaboration Product in the Field in the Territory beginning as of the Effective Date until [***]. All such work will be performed by Freenome in a timely, professional and workmanlike manner in compliance with Applicable Law and in compliance with the applicable service requirements set forth in Schedule 5.2 (Service Schedule).

5.3.	Diligence Obligations. Subject to Freenome’s satisfaction of its regulatory responsibilities set forth in Section 4.1 (Regulatory Responsibilities), following the Exclusive License Effective Date, Exact will use Commercially Reasonable Efforts to Commercialize [***]. Following the Exclusive License Effective Date, [***].

5.4.	Disclosure of Patient Data. Subject to the terms and conditions of this Agreement (including Section 7.1.5 (Data License) and Section 7.2 (License Grant to Freenome)) and compliance with Applicable Law including HIPAA and any executed informed consent forms related thereto, Freenome or its designee will transfer or otherwise make available (e.g., sharing of a uniform resource locator and provision of relevant access codes to such site or portions thereof or through automated means) to Exact or its designee the Freenome Patient Data, at [***] sole cost and expense, and Exact or its designee will transfer or otherwise make available (e.g., sharing of a uniform resource locator and provision of relevant access codes to such site or portions thereof or through automated means) to Freenome or its designee the Exact Patient Data, at [***] sole cost and expense. Each Party will provide Patient Data Controlled by such Party or its Affiliates first generated and De-identified in such Calendar Quarter to the other Party in accordance with the terms and conditions of this Agreement. The Parties will discuss in good faith and agree upon the specific processes for transferring Patient Data in accordance with this Section 5.4 (Disclosure of Patient Data). Notwithstanding the foregoing, the Parties shall transfer Personal Data in connection with Patient Data (such that Patient Data is not De-identified) only to the extent permitted by Applicable Law. [***].

5.5.	Billing of Third Parties. Except as otherwise expressly set forth in this Section 5.5 (Billing of Third Parties), Freenome will not bill, invoice or accept payment from, and will not permit its Affiliates or its or their Sublicensees or Subcontractors to bill, invoice or accept payment from, any Third Party for any laboratory test performed by Freenome with respect to a Collaboration Product in the Field in the Territory. Notwithstanding the foregoing:

5.5.1.	Prior to the Exclusive License Effective Date, Freenome may bill, invoice or accept payment from a Third Party for any laboratory test performed by Freenome with respect to a Collaboration Product in the Field in the Territory being Commercialized by Freenome, provided that Freenome may not enter into negotiations or agreements with or bill any Plan, obtain any billing codes or coverage determinations, or otherwise perform services within the scope of Exact’s responsibilities under Section 5.10 (Coverage), without Exact’s prior written consent.

5.5.2.	In certain jurisdictions and with Third Party payors where Exact is not permitted to bill, invoice or accept payment under Applicable Law or due to payor policies (e.g., due to state direct billing laws, licensure restrictions, or payor network limitations) for any Collaboration Product being processed by Freenome under Section 5.2 (Performance of Laboratory Tests), Freenome will have the right and be responsible for billing, invoicing or accepting payment from the Third Party for the Collaboration Product; provided that (a) such jurisdictions and Third Party payors are identified in Schedule 5.5.2 (Billing of Third Parties), which the Parties will work together in good faith to update from time to time based on changes to Applicable Law; (b) the Parties agree to comply with all Applicable Laws relating to laboratory billing, fee-splitting, and billing agent arrangements; [***].

5.5.3.	For each such laboratory test processed by Freenome under Section 5.2 (Performance of Laboratory Tests) and billed by Freenome, Freenome will remit to Exact all payments received from the Third Party for the Collaboration Product, less (a) [***] (b) in the event that Exact does not perform administrative billing services on Freenome’s behalf and Freenome provides billing services, the fair market value of such billing services, determined in compliance with Applicable Law. [***].

5.5.4.	The Parties will use Commercially Reasonable Efforts to coordinate and facilitate the reporting of test results to patients and the submission of claims to applicable Third Parties, [***].

5.5.5.	[***]. Solely with respect to a CRC Product that is part of an MCED Product, Freenome agrees not to enter into negotiations or agreements with or bill any payor unless (a) such payor is In-Network for a Collaboration Product or (b) Exact provides its prior written consent, not be unreasonably withheld, conditioned, or delayed. For the avoidance of doubt, Freenome shall not be restricted in any way from entering into negotiations or agreements with or billing any payor with respect to an Other Component of an MCED Product.

5.5.6.	For the avoidance of doubt, except as otherwise expressly set forth in this Section 5.5 (Billing of Third Parties), Exact will retain all of its rights and responsibilities regarding the Commercialization of the Collaboration Products in the Field in the Territory.

5.6.	Eligibility Restriction for MCED Products; Reporting. On and following the Exclusive License Effective Date, Freenome shall use Commercially Reasonable Efforts to perform laboratory tests for each MCED Product in the Field in the Territory only for patients or subjects who in each case meet [***] (the “Eligibility Restriction”) and will not market any MCED Product in the Field in the Territory to any patient or subject in each case not meeting the Eligibility Restriction. Freenome will, at least [***] days prior to anticipated First Commercial Sale of any specific MCED Product, notify Exact of its planned Commercialization of such MCED Product (including [***]) (“MCED Product Notice”). On and following the Exclusive License Effective Date for the remainder of the Term, on a Calendar Quarter basis, Freenome will deliver for each Calendar Quarter a written report to Exact, no later than [***] days following the conclusion of such Calendar Quarter, detailing [***] (an “Eligibility Restriction Report”). [***]. Following delivery of any Eligibility Restriction Report to Exact, Freenome will discuss in good faith any questions that Exact may raise with respect to such report.

5.7.	Diversion. On and following the Exclusive License Effective Date, Freenome agrees that it will not, and will use diligent efforts to ensure that its Affiliates and its Subcontractors, licensees and assignees will not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Collaboration Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like, in the Field in the Territory. In addition, on and following the Exclusive License Effective Date, Freenome will not [***], and any breach of this requirement will be deemed a breach of this Agreement. On and following the Exclusive License Effective Date, Freenome will not engage, and will contractually not permit its Affiliates and its and their Subcontractors to engage, in any advertising or promotional activities relating to any Collaboration Product for use directed primarily to customers or other buyers or users of any Collaboration Product in the Field in the Territory, or solicit orders of any Collaboration Product from any prospective purchaser in the Field in the Territory. On and following the Exclusive License Effective Date, if Freenome or its Affiliates receives, or if Freenome obtains Knowledge that its Subcontractor has received, any order for a Collaboration Product from a prospective purchaser in the Field in the Territory, then Freenome will promptly, but in any event within [***] Business Days, refer that order to Exact and will not accept any such order. Freenome will not, and contractually not permit its Affiliates and its and their Subcontractors to, deliver or tender (or cause to be delivered or tendered) any Collaboration Product for use in the Field in the Territory on and following the Exclusive License Effective Date. For clarity, and notwithstanding anything herein the contrary, Freenome will make a determination as to whether a purchaser is a purchaser of a Collaboration Product (in which case this Section 5.7 (Diversion) will apply) or MCED Product (in which case Section 5.6 (Eligibility Restriction for MCED Products; Reporting) shall apply) solely based on [***].

5.8.	Audit Right.

5.8.1.	Audits. During the Term of this Agreement, following the Exclusive License Effective Date, upon reasonable advance notice (at least [***] days in advance), each Party or its representatives reasonably acceptable to the other Party will have the right to audit, at such Party’s sole cost and expense, the marketing and promotion materials and records of such other Party and its Affiliates for the sole purpose of verifying Freenome’s compliance with Section 5.1 (Commercialization Rights) and Section 5.7 (Diversion) in respect to a Collaboration Product or Exact’s compliance with the scope of the license granted to it under Section 7.1.3 (Commercialization License – Exclusive) (specifically, the exclusion of any rights to MCED Products pursuant to Section 7.3 (Retained Rights)). In addition, during the Term of this Agreement following the Exclusive License Effective Date, upon reasonable advance notice (at least [***] days in advance), Exact or its representatives reasonably acceptable Freenome will have the right to audit, at Exact’s sole cost and expense, the books and records of Freenome and its Affiliates for the sole purpose of verifying the information contained in the Eligibility Restriction Reports in respect of a Collaboration Product. Each type of audit described in this Section 5.8.1 (Audits) may not be conducted more than [***].

5.8.2.	Corrective Action Plans. In the event that Exact determines in good faith based on any such audit findings (or any Eligibility Restriction Report) that Freenome is not in material compliance with its respective obligations under this Agreement relating to such audit or report (which includes [***]), Freenome will promptly following request therefor (and in any event, within [***] days following such request) prepare and deliver to Exact a written corrective action plan, reasonably acceptable to Exact, with a reasonably detailed plan to rectify such issue. Upon approval by Exact of such corrective action plan, Freenome will promptly implement such corrective action plan in accordance with the terms thereof. In the event that (a) Freenome does not comply with such corrective action plan or (b) Exact finds, with respect to [***] or more Calendar Quarters, that Freenome has [***], then such event will be deemed a breach by Freenome of this Agreement, and Exact will be entitled to seek its remedies with respect to such breach, including damages and a determination as to whether the breach constitutes a material breach of this Agreement.

5.9.	Branding. Subject to the terms and conditions of this Agreement, on and following the Exclusive License Effective Date, each Party will market and promote a Collaboration Product in the Field in the Territory in accordance with the FDA-approved labeling for such Collaboration Product, provided that where Exact markets or promotes a Collaboration Product in the Field in the Territory, Exact would have the right to use and display in connection with the marketing and promotion of such Collaboration Product Trademarks Controlled by Exact or its Affiliates that Exact determines are reasonably appropriate for such marketing and promotion [***]. In addition, with respect to any Collaboration Product for which Freenome is the PMA Responsible Party, on and following the Exclusive License Effective Date, Freenome will take all actions to obtain and maintain any FDA-approved labeling for such Collaboration Product which labeling includes any product-specific Trademark Controlled by Exact or its Affiliates requested by Exact to be included in FDA-approved labeling, and Exact will have the right to approve in advance any filings for such FDA-approved labeling that includes any product-specific Trademark Controlled by Exact or its Affiliates. [***]. Any and all goodwill arising from use of Trademarks Controlled by a Party or its Affiliates will solely inure to the benefit of such Party.

5.10.	Coverage. Exact will be responsible for using commercially reasonable efforts to obtain coverage for all Collaboration Products under governmental and non-governmental payor policies. At Exact’s request, Freenome shall cooperate with and provide assistance to Exact for purposes of obtaining such coverage.

Article 6
Manufacture

6.1.	Exact Manufacturing Rights. Subject to the terms and conditions of this Agreement, Exact will have the non-exclusive right to Manufacture Collaboration Products worldwide, itself or with or through its Affiliates or its or their Sublicensees or Subcontractors, solely for purposes of Development or Commercialization of Collaboration Products in the Field in the Territory in accordance with the terms and conditions of this Agreement. All such Manufacturing will be at Exact’s sole cost and expense.

Article 7
Licenses; Technology Transfer

7.1.	License Grants to Exact.

7.1.1.	Development License. Subject to the terms and conditions of this Agreement, as of the Effective Date, Freenome hereby grants to Exact a non-exclusive, fully paid-up, royalty-free, non-sublicensable (except as set forth in Section 7.4 (Sublicensing)), non-transferable (except as provided in Section 15.1 (Assignment)) right and license under the Freenome Technology during the Term to Develop Collaboration Products in the Field in the Territory in accordance with the Development Plan.

7.1.2.	Commercialization License – Co-Exclusive for Laboratory Developed Tests. Subject to the terms and conditions of this Agreement (including Section 7.3 (Retained Rights)), as of the Effective Date, Freenome hereby grants to Exact a co-exclusive (solely with respect to Freenome and its Affiliates), royalty-bearing, non-sublicensable (except as set forth in Section 7.4 (Sublicensing)), non-transferable (except as provided in Section 15.1 (Assignment)) right and license under the Freenome Technology and Freenome’s interest in the Joint Collaboration Technology to Commercialize Collaboration Products that are Laboratory Developed Tests in the Field in the Territory until the Exclusive License Effective Date.

7.1.3.	Commercialization License – Exclusive. Subject to the terms and conditions of this Agreement (including Section 7.3 (Retained Rights)), as of the Exclusive License Effective Date, Freenome hereby grants to Exact an exclusive (even as to Freenome and its Affiliates), royalty-bearing, non-sublicensable (except as set forth in Section 7.4 (Sublicensing)), non-transferable (except as provided in Section 15.1 (Assignment)) right and license under the Freenome Technology and Freenome’s interest in the Joint Collaboration Technology to Commercialize Collaboration Products in the Field in the Territory for the remainder of the Term.

7.1.4.	Manufacturing License. Subject to the terms and conditions of this Agreement, as of the Effective Date, Freenome hereby grants to Exact a non-exclusive, non-sublicensable (except as set forth in Section 7.4 (Sublicensing)), non-transferable (except as provided in Section 15.1 (Assignment)) right and license under the Freenome Technology during the Term to Manufacture Collaboration Products worldwide for purposes of Developing and Commercializing Collaboration Products in each case as expressly permitted under Section 7.1.1 (Development License), Section 7.1.2 (Commercialization License – Laboratory Developed Tests) and Section 7.1.3 (Commercialization License – Approved Collaboration Products).

7.1.5.	Data License. Subject to the terms and conditions of this Agreement (including Section 5.4 (Disclosure of Patient Data) and Section 11.4 (Compliance with Data Security and Privacy Laws)) and Applicable Law, as of the Effective Date, Freenome hereby grants to Exact a co-exclusive (solely with respect to Freenome and its Affiliates), non-sublicensable (except as set forth in Section 7.4 (Sublicensing) and subject to Applicable Law), transferable (except as provided in Section 15.1 (Assignment)) right and license during the Term of this Agreement to use and exploit the Freenome Patient Data solely to Develop, Manufacture and Commercialize Collaboration Products in each case as expressly permitted under Section 7.1.1 (Development License), Section 7.1.2 (Commercialization License – Laboratory Developed Tests), Section 7.1.3 (Commercialization License – Approved Collaboration Products) and Section 7.1.4 (Manufacturing License).

7.1.6.	Trademark License. Subject to the terms and conditions of this Agreement (including Section 5.9 (Branding)), as of the Effective Date, Freenome hereby grants to Exact a non-exclusive, non-sublicensable (except as set forth in Section 7.4 (Sublicensing)), non-transferable (except as provided in Section 15.1 (Assignment)) right and license during the Term to use and display the Freenome Trademarks to the extent necessary to market and promote a Collaboration Product in accordance with the applicable labeling approved by the FDA for such Collaboration Product and a branding plan mutually agreed by the Parties. Exact will use and display all Freenome Trademarks as set forth in this Section 7.1.6 (Trademark License) in accordance with all written trademark usage guidelines provided by Freenome to Exact in advance.

7.2.	License Grant to Freenome. [***].

7.3.	Retained Rights. Subject to the terms and conditions of this Agreement, and notwithstanding the license granted under Section 7.1.2 (Commercialization License – Laboratory Developed Tests) and Section 7.1.3 (Commercialization License – Approved Collaboration Products), Freenome expressly reserves the right (on behalf of itself and its Affiliates) under the Freenome Technology and its interest in the Joint Collaboration Technology to (a) perform laboratory tests on behalf of Exact for a Collaboration Product in the Field in the Territory in accordance with Section 5.2 (Performance of Laboratory Tests) until the applicable Laboratory Transition Date for such Collaboration Product, and (b) Manufacture Collaboration Products in the Territory for sale outside of the Field or outside of the Territory. Notwithstanding anything the contrary herein, none of the licenses granted to Exact herein include the right to Develop, Manufacture, Commercialize or otherwise Exploit MCED Products.

7.4.	Sublicensing. Each Party may sublicense its respective rights under Section 7.1 (License Grants to Exact) and Section 7.2 (License Grant to Freenome) to [***]. Any such sublicense will be consistent with the terms and conditions of this Agreement and subject to the terms and conditions of this Agreement. Each Party will remain primarily liable to the other Party for the performance of all of its obligations under, and such first Party’s compliance with all provisions of, this Agreement, and for the performance of all obligations of its Affiliates and Sublicensees as required under this Agreement.

7.5.	Subcontractors. Exact and its Affiliates may perform any of its obligations under this Agreement through one or more Subcontractors, and Freenome may perform any of its obligations under this Agreement through one or more Subcontractors; provided that: (a) the applicable agreement with a Subcontractor will be consistent with and subject to the terms and conditions of this Agreement, and (b) the engaging Party will be liable for any act or omission of any Subcontractor that is a breach of any of such Party’s obligations under this Agreement as though the same were a breach by such engaging Party.

7.6.	Technology Transfers.

7.6.1.	Initial Technology Transfer. Except as otherwise set forth in Section 7.6.2 (Laboratory Technology Transfer), Freenome will, promptly but in any event within [***] days following the Effective Date and at Freenome’s sole cost and expense, technology transfer to Exact or its designee any Know-How in Freenome’s or its Affiliates’ possession or control that is necessary or reasonably useful to support Exact’s co-exclusive right to Develop, Commercialize, Manufacture or Exploit the Collaboration Products that are Laboratory Developed Tests in the Field in the Territory. Upon Exact’s request, Freenome will provide to Exact reasonable technical support with respect to the Freenome Know-How transferred pursuant to the foregoing sentence. Freenome will provide up to [***] person-hours of such assistance to Exact at [***] sole cost and expense. Any such assistance reasonably requested by Exact in excess of such initial [***] person-hours will be provided by Freenome at [***].

7.6.2.	Laboratory Technology Transfer. No later than [***] days following the JSC’s formation, the JSC will approve an initial draft written technology transfer plan for Freenome to technology transfer to Exact or its designated Affiliate, any Know-How in Freenome’s or its Affiliates’ possession or control that is necessary or reasonably useful to perform tests associated with the Collaboration Products in the Field in the Territory in Exact’s or its Affiliates’ laboratories in order to support Exact’s co-exclusive right to Develop, Commercialize, Manufacture or Exploit the Collaboration Products that are Laboratory Developed Tests in the Field in the Territory and Exact’s exclusive right to Develop, Commercialize, Manufacture or Exploit the Collaboration Products that are not Laboratory Developed Tests in the Field in the Territory (such plan, as may be amended from time to time by the JSC, the “Laboratory Technology Transfer Plan”). The JSC will approve the initial Laboratory Technology Transfer Plan no later than [***] days following the Antitrust Clearance Date. For clarity and without limiting the foregoing, the Laboratory Technology Transfer Plan will provide for [***]. Each Party will perform its respective obligations under the Laboratory Technology Transfer Plan in accordance with such Laboratory Technology Transfer Plan, it being understood that [***]. Upon Exact’s request, Freenome will provide to Exact reasonable technical support and other transitory assistance with respect to the Freenome Know-How transferred pursuant to the foregoing sentences. Freenome will provide up to [***] hours of such assistance and support to Exact at [***] sole cost and expense. Any such assistance reasonably requested by Exact in excess of such initial [***] hours will be provided by Exact at the [***]. In the event that a Party reasonably believes that the Laboratory Technology Transfer Plan has been completed on its terms and the technology transfer has enabled Exact to perform the respective laboratory tests in its or its Affiliates’ laboratories as described in the Laboratory Technology Transfer Plan, it will notify the JSC thereof, and the “Laboratory Technology Transfer Completion” will be deemed to have occurred on such date that the JSC determines that the Laboratory Technology Transfer Plan has been completed on its terms and the technology transfer has enabled Exact to perform the respective laboratory tests in one of its or its Affiliates’ laboratories as designated in the Laboratory Technology Transfer Plan. [***].

7.6.3.	Ongoing Technology Transfers. Except as otherwise set forth in Section 7.6.2 (Laboratory Technology Transfer), Freenome will from time to time at the reasonable request of Exact, as reasonably required to [***] but otherwise in no event fewer than [***] times per Calendar Year, unless Freenome otherwise agrees in writing, disclose any additional Freenome Know-How conceived, developed or reduced to practice by or on behalf of Freenome or its Affiliates, or acquired by Freenome or its Affiliates, since the initial technology transfer to Exact under Section 7.6.1 (Initial Technology Transfer) or the last transfer under this Section 7.6.3 (Ongoing Technology Transfers), whichever is later, to the extent such Freenome Know-How is necessary or reasonably useful to support Exact’s co-exclusive right to Develop, Commercialize, Manufacture or Exploit the Collaboration Products that are Laboratory Developed Tests in the Field in the Territory or, following the Exclusive License Effective Date, Exact’s exclusive right to Develop, Commercialize, Manufacture or Exploit Collaboration Products in the Field in the Territory, including in each case of the foregoing any Exact-Funded Technology. In addition, Freenome will also from time to time at the reasonable request of Exact, but in no event more than [***] time per Calendar Year, deliver to Exact a then-current, complete and accurate copy of the Freenome Patent Rights.

7.7.	In-Licenses.

7.7.1.	Existing In-License Agreements. Freenome will be solely responsible for all payments to any Third Party under any Existing Upstream Agreement.

7.7.2.	Additional Third Party IP. If, during the Term, any Party reasonably determines that a license to any Patent Right or Know-How owned or controlled by a Third Party is necessary or reasonably useful to avoid infringement, misappropriation or other violation of such Patent Right (including any infringement that may arise from issuance of any patent from a patent application owned or controlled by such Third Party) or Know-How in connection with the Development, Manufacture, Commercialization or Exploitation of a Collaboration Product in the Field in the Territory, then such Party will notify the other in writing and, as between the Parties, Exact will have the first right, but not the obligation, to negotiate and obtain a license to such Patent Right or Know-How from such Third Party covering such uses in the Field in the Territory; provided that [***]. If Exact notifies Freenome in writing that it does not intend to obtain a license to such Third Party Patent Right or Know-How to Develop, Manufacture, Commercialize or Exploit the Collaboration Product in the Field in the Territory, then Freenome will have the right to negotiate and obtain a license to such Third Party Patent Right or Know-How, provided that such Third Party Patent Right or Know-How, as applicable, will not be deemed “Controlled” by Freenome or its Affiliates for purposes of this Agreement and Exact will have no obligation to make any payments to Freenome or its Affiliates or to any Third Party in connection with such license.

7.8.	Right of First Negotiation. During the Term of this Agreement, Exact will have a first right to exclusively negotiate with Freenome or any of its Affiliates for a Significant Transaction with respect to any Freenome Excluded Product, subject to the terms and conditions set forth in this Section 7.8 (Right of First Negotiation).

7.8.1.	[***].

7.8.2.	[***].

7.9.	No Other Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license or other right in or to any Know-How, Patent Rights or other intellectual property of the other Party, whether by implication, estoppel or otherwise. For the avoidance of doubt, except as otherwise set forth in Section 7.1.5 (Data License), no ownership interest, license or other right in or to any Exact Collaboration Technology or Background Technology of Exact shall be granted to Freenome hereunder, whether by implication, estoppel or otherwise. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party.

Article 8
Payments

8.1.	Upfront Consideration. In partial consideration of the rights and licenses granted hereunder, on the earlier of (a) [***] and (b) the Antitrust Clearance Date, Exact will pay Freenome a non-refundable (except as otherwise set forth in this Section 8.1 (Upfront Consideration)), non-creditable, upfront payment of Seventy-Five Million Dollars ($75,000,000) (the “Upfront Payment”) via wire transfer of immediately available funds in accordance with written wiring instructions to be provided in advance by Freenome to Exact (“Wire Instructions”). In the event that Exact or Freenome has any right to terminate this Agreement pursuant to Section 14.4 (Outside Date) following payment of the Upfront Payment, then, promptly (but no sooner than [***] days) following Exact’s election, (i) if Freenome has not undergone either a Change of Control or a Public Listing between the Effective Date and the date of Exact’s election, then Freenome will issue to Exact a number of shares of Freenome’s then senior-most series of preferred stock equal to Seventy-Five Million Dollars ($75,000,000) [***], (ii) if Freenome has not undergone a Change of Control but has undergone a Public Listing, in each case between the Effective Date and the date of Exact’s election, then Freenome will issue to Exact a number of shares of Freenome’s (or its applicable successor entity’s) common stock equal to Seventy-Five Million Dollars ($75,000,000) divided by the 10-Day VWAP, and (iii) if Freenome has undergone a Change of Control between the Effective Date and the date of Exact’s election, then Freenome (or its successor entity or acquiror as applicable) will refund the Upfront Payment amount to Exact in cash. Any shares issued pursuant to the immediately prior sentence will be validly authorized and issued, and fully paid and nonassessable, upon issuance to Exact.

8.2.	Development Milestone Payments.

8.2.1.	General. Subject to the remainder of this Section 8.2 (Development Milestone Payments), on and following the Antitrust Clearance Date, Exact will make one-time non-refundable, non-creditable development milestone payments (each such payment and the Alternative Development Milestone Payment, a “Development Milestone Payment”) to Freenome upon the first achievement of each of the development milestone events set forth in Table 8.2.1 (Development Milestone Payments) below (each such event, the Alternative Development Milestone Event and Second-Line USPSTF Milestone Event, a “Development Milestone Event”) for achievement of the applicable Development Milestone Event; provided that Development Milestone Event #3 must occur on or prior to [***], unless Freenome has failed to achieve clause (i) of Development Milestone Event #3 because [***]. A Party will notify the JSC in writing of the achievement of a Development Milestone Event by such Party or its Affiliates no later than [***] days following the date of achievement thereof. Thereafter, Freenome will provide Exact with an invoice for the corresponding Development Milestone Payment, and Exact will pay to Freenome such Development Milestone Payment no later than [***] days after its receipt of an undisputed invoice for such Development Milestone Payment.

Table 8.2.1 – Development Milestone Payments
Development Milestone Event	Development Milestone Payment (US Dollars)
[***]	$[***]
[***]	$[***]*
[***]	$500,000,000

Table 8.2.1 – Development Milestone Payments
Development Milestone Event	Development Milestone Payment (US Dollars)
(b) Laboratory Technology Transfer Completion for such Collaboration Product

For clarity, subject to Section 8.2.2 (Alternative Development Milestone Payment) and Section 8.2.3 (Second-Line USPSTF Milestone Payment), each Development Milestone Payment will be paid only once for the first achievement of the corresponding Development Milestone Event, regardless of the number of times such Development Milestone Event is achieved and regardless of the number of Collaboration Products that achieve such Development Milestone Event. For clarity, in no event will the total amount payable to Freenome under this Section 8.2 (Development Milestone Payments), in the aggregate and taking into account any alternative milestones that may be payable, exceed Seven Hundred Million Dollars ($700,000,000) in the aggregate, assuming that each Development Milestone Event expressly set forth in Table 8.2.1 (Development Milestone Payments) were achieved.

In addition, in the event of any dispute between the Parties as to whether a [***].

8.2.2.	Alternative Development Milestone Payment. Notwithstanding the above, on and following the Antitrust Clearance Date, with respect to Development Milestone Event #2 above, in the event of occurrence of both (a) First Commercial Sale of a Collaboration Product by Exact, its Affiliates or its or their Sublicensees, [***] and (b) Laboratory Technology Transfer Completion for such Collaboration Product (an “Alternative Development Milestone Event”), Exact will pay for such event a reduced Development Milestone Payment (the “Alternative Development Milestone Payment”) as set forth in Table 8.2.2 (Alternative Development Milestone Payment) below [***]:

Table 8.2.2 – Alternative Development Milestone Payment
[***]	[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

[***]

In addition, notwithstanding the above, if, as of any given time, an Alternative Development Milestone Event has occurred (but Development Milestone Event #2 has not occurred), but subsequently Development Milestone Event #2 occurs, Exact will pay to Freenome upon the occurrence of Development Milestone Event #2, in accordance with the terms and conditions herein, a true-up amount equaling the Development Milestone Payment for Development Milestone Event #2 minus the Alternative Development Milestone Payment (in lieu of the full Development Milestone Payment for Development Milestone Event #2).

8.2.3.	Second-Line USPSTF Milestone Payment. [***].

8.3.	[***]

Table 8.3 – [***]
[***]	[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

[***]

8.4.	Royalties.

8.4.1.	Royalties. Subject to the provisions of Section 8.4.2 (Royalty Reductions), Exact will, on a Calendar Quarter basis during the applicable Royalty Term, make non-refundable, non-creditable royalty payments to Freenome based on Net Sales by Exact, its Affiliates and its and their Sublicensees of Collaboration Products in the Field in the Territory at the following rates with respect to any Collaboration Product and Calendar Quarter: (a) [***] and (b) [***] (collectively, (a) and (b), “Royalties”).

8.4.2.	Royalty Reductions.

(a)	Lack of Valid Claims. On a Collaboration Product-by-Collaboration Product basis, if, during any Calendar Quarter prior to the expiration of the Royalty Term for a given Collaboration Product, there is no Valid Claim of a Royalty-Bearing Patent Covering such Collaboration Product in the Territory, then the Royalties owed will be reduced by [***].

(b)	Third Party Payments. For any agreement (other than an Upstream Agreement) with a Third Party pursuant to which Exact is granted rights (whether by acquisition or license, including pursuant to a settlement or judgment, and whether constituting damages or royalties) under any [***] that are [***] for the Exploitation of Collaboration Products in the Field in the Territory, Exact may credit [***] of any payments made by Exact to a Third Party under such agreement in a given Calendar Quarter against any payments payable by Exact to Freenome in such Calendar Quarter if such payment is for a Collaboration Product that exists as of the Effective Date (including any Collaboration Product that exists as of the Effective Date that meets the V1 Collaboration Product Standards or V2 Collaboration Product Standards, or any other Existing CRC Product), [***]. Except as otherwise provided in the immediately preceding sentence, for any agreement (other than an Upstream Agreement) with a Third Party pursuant to which Exact is granted rights (whether by acquisition or license) under any [***] that are [***] for the Exploitation of Collaboration Products in the Field in the Territory, Exact may credit [***] of any payments made by Exact to a Third Party under such agreement with respect to a Collaboration Product in a given Calendar Quarter against any payments payable by Exact to Freenome in such Calendar Quarter with respect to such Collaboration Product. [***].

(c)	Cumulative Reductions Floor. In no event will the Royalties otherwise due to Freenome for any Collaboration Product in a Calendar Quarter during the applicable Royalty Term for such Collaboration Product be reduced pursuant to [***] by more than [***] of the amount of Royalties otherwise due to Freenome for such Collaboration Product in such Calendar Quarter, provided that [***]. In no event will the Royalties otherwise due to Freenome for any Collaboration Product in a Calendar Quarter during the applicable Royalty Term for such Collaboration Product be reduced pursuant to the first sentence of Section 8.4.2(b) (Third Party Payments) by more than [***] of the amount of Royalties otherwise due to Freenome in such Calendar Quarter, [***].

8.4.3.	Royalty Reports. Exact will calculate all amounts payable to Freenome pursuant to this Section 8.4 (Royalties) at the end of each Calendar Quarter during the applicable Royalty Term. Exact will pay to Freenome the applicable Royalties due, less any applicable withholding tax that is required by Applicable Law in accordance with Section 8.9 (Taxes), with respect to a given Calendar Quarter within [***] days after the end of such Calendar Quarter. Each payment of Royalties due to Freenome will be accompanied by a royalty report stating [***] during the applicable Calendar Quarter [***].

8.5.	Development Cost Commitment. In each of (a) the [***] month period beginning as of the Antitrust Clearance Date of this Agreement, (b) the [***] month period beginning as of the first anniversary of the Antitrust Clearance Date of this Agreement and (c) the [***] month period beginning as of the second anniversary of the Antitrust Clearance Date of this Agreement, Exact will expend in such period [***] Dollars ($[***]) in Development Costs on the Development of improvements, modifications or enhancements to, or next generation versions of, the Existing CRC Product as expressly contemplated by and approved in the Development Plan (which will include reimbursement of Development Costs incurred by Freenome or its Affiliates in their Development of Collaboration Products under the Development Plan as specified therein) (the “Development Commitment Amount”).

8.6.	Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] days after the end of each Calendar Quarter each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] days after receipt of the invoice, and will pay any disputed amounts owed by such Party within [***] days after resolution of any Dispute (provided that a Party disputes such amount prior to the due date for any such amount).

8.7.	Payment Terms.

8.7.1.	Manner of Payment. All payments to be made between the Parties under this Agreement will be made in Dollars and will be paid by wire transfer in immediately available funds in accordance with the Wire Instructions.

8.7.2.	Late Payments. If a Party does not receive payment of any undisputed sum due to it on or before the due date set forth under this Agreement, then simple interest will thereafter accrue on the sum due to such Party from the due date until the date of payment at a [***].

8.7.3.	Currency Exchange. All amounts due to either Party hereunder will be expressed in Dollars. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement will be the exchange rate used by such Party in its financial reporting in accordance with its Accounting Standard.

8.8.	Records and Audits. Each Party (the “Audited Party”) will keep books and records in accordance with the applicable Accounting Standard in relation to this Agreement, including in relation to COGS, Gross Margin and Royalties, as applicable. The Audited Party will keep such books and records for [***] years following the Calendar Year to which they pertain. The other Party (the “Auditing Party”) may, upon written request, cause an internationally-recognized independent accounting firm (the “Auditor”) that is reasonably acceptable to Audited Party to inspect the relevant records of the Audited Party and its Affiliates to verify COGS, Gross Margin or Royalties, as applicable, and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor will execute an undertaking acceptable to the Audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. The Audited Party and its Affiliates will make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The Auditor will review the records solely to verify the accuracy of COGS, Gross Margin or Royalties, as applicable, and compliance with the financial terms of this Agreement. Such inspection right will not be exercised more than once in any Calendar Year and not more frequently than once with respect to records covering any specific period of time. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party from the [***] Calendar Years prior to the Calendar Year in which the audit request is made. The Auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any law, regulation or judicial order. The Auditor will provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the Audited Party, the underpaid or overpaid amount will be settled promptly. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, however, that in the event of an underpayment of more than [***] of the total payments due hereunder for the audited period, then the fees and expenses charged by the Auditor will be paid the Audited Party.

8.9.	Taxes. Each Party will be responsible for all Taxes imposed on such Party’s net income, or on net income allocated to such Party under Applicable Law. To the extent one Party pays taxes imposed on net income of the other Party, the other Party will reimburse the paying Party for any such taxes paid. The amounts payable pursuant to this Agreement (each, a “Payment”) will not be reduced on account of any Taxes unless required by Applicable Law. Exact will deduct and withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold including from subsequent Payments, and such withheld amounts will be treated as if paid to Freenome. Notwithstanding the foregoing, if Freenome is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it may deliver to Exact or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Exact of its obligation to withhold tax. In such case Exact will apply the reduced rate of withholding, or not withhold, as the case may be, provided that Exact is, at least [***] days prior to the due date of the applicable Payment, in receipt of evidence, in a form reasonably satisfactory to Exact, of Freenome’s entitlement to a reduced or no withholding rate. If, in accordance with the foregoing, Exact withholds any amount, it will pay to Freenome the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send Freenome proof of such payment within [***] days following that payment. The Parties will, upon reasonable request of the other Party, cooperate in good faith to reduce any withholding required under Applicable Law. All value-added, sales, use, goods and services, or similar transaction taxes with respect to any Payment under this Agreement shall be borne by the recipient of the applicable Payment unless otherwise required by Applicable Law.

Article 9
Intellectual Property

9.1.	Ownership.

9.1.1.	Background IP. As between the Parties, each Party will solely own its Background Technology.

9.1.2.	Other Inventions. As between the Parties, ownership of Collaboration Know-How and Collaboration Patent Rights will be determined by inventorship, and all determinations of inventorship under this Agreement will be made in accordance with U.S. patent law. The Parties will jointly own any and all Joint Collaboration Technology. Subject to the licenses granted to the other Party under this Agreement, each Party will be entitled to license, assign and otherwise practice under the Joint Collaboration Technology without the duty of accounting or seeking consent from the other Party, and where consent is required, such consent is hereby given.

9.1.3.	Disclosure and Cooperation. Freenome will promptly disclose to Exact all invention disclosures or other similar documents relating to Exact-Funded Technology conceived, developed or reduced to practice by or on behalf of Freenome or its Affiliates hereunder during the Term, and all invention disclosures or other similar documents submitted to Freenome by its or its Affiliates’ employees, agents or independent contractors relating to Exact-Funded Technology, and will also respond promptly to reasonable requests from Exact for additional information relating to such disclosures, documents or applications.

9.1.4.	Personnel Obligations. Each employee, agent or independent contractor of a Party or its respective Affiliates performing work under this Agreement will, prior to commencing such work, be bound by written invention assignment obligations, including: (a) promptly reporting any invention, discovery or other intellectual property right to the extent relating to the Exploitation of Collaboration Products; (b) presently assigning to the applicable Party or Affiliate all of his or her right, title and interest in and to any invention, discovery or other intellectual property right to the extent relating to the Exploitation of Collaboration Products; (c) cooperating in the Prosecution and Maintenance, defense and enforcement of any patent and patent application in accordance with this Agreement; and (d) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party will be solely responsible for any payments to inventors with an obligation to assign, or who do assign, their rights, title and interests in and to any Collaboration Know-How and Collaboration Patent Rights to such Party.

9.1.5.	Joint Research Agreement. This Agreement is a joint research agreement within the meaning of 35 U.S.C. § 100(H). Notwithstanding any provision to the contrary in this Article 9 (Intellectual Property), no Party will have the right to make an election under 35 U.S.C. § 102(b)(2)(C) or 35 U.S.C. § 102(c) when exercising its rights under this Article 9 (Intellectual Property) without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof.

9.2.	Prosecution and Maintenance of Patent Rights. The Parties will conduct the Prosecution and Maintenance of applicable Patent Rights in accordance with this Section 9.2 (Prosecution and Maintenance of Patent Rights).

9.2.1.	Exact Prosecuted Patent Rights.

(a)	Exact’s Right. As between the Parties, Exact will have the first right (but not the obligation) to Prosecute and Maintain the Joint Collaboration Patent Rights in both Parties’ names (each such Patent Right, an “Exact Prosecuted Patent Right”), with [***] and using counsel selected by Exact. Exact will timely provide Freenome with substantive communications from the USPTO regarding the Exact Prosecuted Patent Rights, as well as a reasonable opportunity to review and comment on drafts of any material filings or responses to be made to the USPTO in advance of submitting such filings or responses. Exact will consider Freenome’s comments regarding such communications and drafts in good faith. In addition, Exact will provide Freenome with copies of all final material filings and responses made to the USPTO with respect to the Exact Prosecuted Patent Rights in a timely manner following submission thereof.

(b)	Freenome’s Right. If Exact determines in its sole discretion to abandon or not Prosecute and Maintain any Exact Prosecuted Patent Right, then Exact will provide Freenome with written notice promptly after such determination to allow Freenome [***] to determine, in its sole discretion, its interest in Prosecuting and Maintaining such Exact Prosecuted Patent Right (which notice by Exact will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the USPTO). If Freenome provides written notice to Exact expressing its interest in Prosecuting or Maintaining such Patent Right, then, with respect to such Patent Right, (X) Freenome may, in its sole discretion and at [***] sole cost and expense, Prosecute and Maintain or abandon such Patent Right, and (Y) Exact will promptly: (1) provide to Freenome or counsel designated by Freenome the file histories for, and correspondence with foreign patent counsel related to, such Patent Right, (2) provide to Freenome a report detailing the status of such Patent Right as of the applicable date of such notice by Exact, and (3) provide all assistance reasonably requested by Freenome in Freenome’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing any additional information requested with respect to the applicable Patent Rights).

9.2.2.	Freenome Prosecuted Patent Rights.

(a)	Freenome’s Right. As between the Parties, Freenome will have the first right (but not the obligation) to Prosecute and Maintain the Freenome Patent Rights specifically Covering the Collaboration Products in the Field in the Territory (each, a “Freenome Prosecuted Patent Right”), [***] and using counsel reasonably selected by Freenome. Freenome will timely provide Exact with substantive communications from the USPTO regarding the Freenome Prosecuted Patent Rights, as well as a reasonable opportunity to review and comment on drafts of any material filings or responses to be made to the USPTO in advance of submitting such filings or responses. Freenome will consider Exact’s comments regarding such communications and drafts in good faith. In addition, Freenome will provide Exact with copies of all final material filings and responses made to the USPTO with respect to the Freenome Prosecuted Patent Rights in a timely manner following submission thereof.

(b)	Exact’s Right. If Freenome determines in its sole discretion to abandon or not Prosecute and Maintain any Freenome Prosecuted Patent Right, then Freenome will provide Exact with written notice promptly after such determination to allow Exact a reasonable period of time to determine, in its sole discretion, its interest in Prosecuting and Maintaining such Exact Prosecuted Patent Right (which notice by Freenome will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the USPTO). If Exact provides written notice to Freenome expressing its interest in Prosecuting or Maintaining such Patent Right, then, with respect to such Patent Right, (X) Exact may, in its sole discretion and at [***] sole cost and expense, Prosecute and Maintain or abandon such Patent Right in Freenome’s name, and (Y) Freenome will promptly: (1) provide to Exact or counsel designated by Exact the file histories for, and correspondence with foreign patent counsel related to, such Patent Right, (2) provide to Exact a report detailing the status of such Patent Right as of the applicable date of such notice by Freenome, and (3) provide all assistance reasonably requested by Exact in Exact’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing any additional information requested with respect to the applicable Patent Rights).

9.2.3.	Other Rights. As between the Parties, except as expressly provided in this Section 9.2 (Prosecution and Maintenance of Patent Rights), each Party will have the sole right to Prosecute and Maintain any Patent Right that it solely Controls.

9.3.	Third Party Infringement and Defense. The Parties will conduct the enforcement and defense of the applicable Patent Rights or Know-How in accordance with this Section 9.3 (Third Party Infringement and Defense).

9.3.1.	Notices. Each Party will promptly report in writing to the other Party any Competitive Infringement of which such Party (or any of its Affiliates or Sublicensees) becomes aware and will provide the other Party with all available evidence of such Competitive Infringement in such Party’s control.

9.3.2.	Infringement Actions.

(a)	Prior to Exclusive License Effective Date. As between the Parties, Freenome will have the first right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged or threatened Competitive Infringement involving any Exact Prosecuted Patent Right, Freenome Prosecuted Patent Right, any Joint Collaboration Know-How or any Freenome Know-How specifically Covering a Collaboration Product in the Field in the Territory prior to the Exclusive License Effective Date. With respect to any Patent Rights or Know-How in each case that Freenome has the first right to enforce, Freenome will notify Exact of its decision as to whether to take any action in accordance with this Section 9.3.2(a) (Infringement Actions; Prior to Exclusive License Effective Date) at least [***] days before any time limit set forth in any Applicable Law, or within [***] days after being notified of such Competitive Infringement, whichever is shorter. If Freenome decides not to take such action with respect to any Patent Rights or Know-How that it has the right to enforce pursuant to this Section 9.3.2(a) (Infringement Actions; Prior to Exclusive License Effective Date), then Freenome will so notify Exact in writing, and Exact will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Patent Right or Know-How to abate such Competitive Infringement, by counsel of its own choice and at Exact’s sole expense.

(b)	On and After Exclusive License Effective Date. As between the Parties, Exact will have the first right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged or threatened Competitive Infringement involving any Exact Prosecuted Patent Right, Freenome Prosecuted Patent Right, any Joint Collaboration Know-How or any Freenome Know-How specifically Covering a Collaboration Product in the Field in the Territory on and after the Exclusive License Effective Date. With respect to any Patent Rights or Know-How in each case that Exact has the first right to enforce, Exact will notify Freenome of its decision as to whether to take any action in accordance with this Section 9.3.2(b) (Infringement Actions; On and After Exclusive License Effective Date) at least [***] days before any time limit set forth in any Applicable Law, or within [***] days after being notified of such Competitive Infringement, whichever is shorter. If Exact decides not to take such action with respect to any Patent Rights or Know-How that it has the right to enforce pursuant to this Section 9.3.2(b) (Infringement Actions; On and After Exclusive License Effective Date), then Exact will so notify Freenome in writing, and Freenome will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Patent Right or Know-How to abate such Competitive Infringement, by counsel of its own choice and at Freenome’s sole expense.

(c)	Other Rights. As between the Parties, except as expressly provided in this Section 9.3 (Third Party Infringement and Defense), each Party will have the sole right to enforce any Patent Right or Know-How that such Party solely Controls, and either Party will have the right to enforce any Joint Collaboration Patent Right or Joint Collaboration Know-How.

(d)	Cooperation. Each Party will provide to the Party enforcing any rights under this Section 9.3.2 (Infringement Actions) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining any applicable action as a party plaintiff if required by Applicable Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith. If one Party elects to bring suit or take action against the Competitive Infringement, then the other Party will have the right, during or prior to commencement of the trial, suit or action, to join any such suit or action at such other Party’s own expense by counsel of its own choice, but such other Party will at all times reasonably cooperate with the Party bringing such action.

(e)	Expenses. Subject to this Section 9.3.2(e) (Expenses) and Section 9.3.2(g) (Allocation of Proceeds), the enforcing Party will be responsible for all expenses arising from a suit or action against a Competitive Infringement. For the avoidance of doubt, the enforcing Party will not be responsible for the other Party’s internal expenses (e.g., FTEs) incurred as a result of the other Party’s cooperation with the enforcement action as provided in this Section 9.3.2 (Infringement Actions).

(f)	Settlement. Neither Party will settle any claim, suit or action that it brought under this Section 9.3.2 (Infringement Actions) in a manner that could reasonably be expected to affect the other Party’s rights or interests without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.

(g)	Allocation of Proceeds. If either Party recovers monetary damages from any Third Party in a suit pursuant to Section 9.3.2(a) or (b) (Infringement Actions) or any royalties from a license agreement with a Third Party related to any alleged Competitive Infringement, then such recovery will be allocated first to the reimbursement of any expenses incurred by each Party in such litigation, action or license, and any remaining amounts will be split as follows: (i) if Exact brings the action, then [***] will be retained by Exact and [***] will be paid to Freenome, and (ii) if Freenome brings the action, then [***] will be retained by Freenome and [***] will be paid to Exact.

9.3.3.	Defense. As between the Parties, the Party controlling the Prosecution and Maintenance of any Patent Right under Section 9.2 (Prosecution and Maintenance of Patent Rights) will have the right (but not the obligation), at its sole discretion, to defend against a declaratory judgment action, post-grant review proceeding, inter partes review, opposition proceeding, interference or any other legal or administrative action challenging any such Patent Right. Any awards or amounts received in defending any such action will be allocated between the Parties as provided in 9.3.2(g) (Allocation of Proceeds).

9.3.4.	Other Invalidity or Unenforceability Proceedings. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, post-grant proceeding or other attack upon the validity, title or enforceability of a Patent Right owned or controlled by a Third Party and having one or more claims that Cover a Collaboration Product, or the Exploitation of a Collaboration Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 9.3.3 (Defense), in which case the provisions of Section 9.3.3 (Defense) will govern), such Party will so notify the other Party and the Parties will promptly confer to determine whether to bring such action or the manner in which to settle such action. Exact will have the initial right, but not the obligation, to bring, at its own expense and in its sole control, such action in the Territory and will consider Freenome’s comments in good faith. Freenome will be entitled to separate representation in such proceeding by counsel of its own choice and at its own expense, and will cooperate fully with Exact. Any awards or amounts received in bringing such action will be first allocated to reimburse Exact’s expenses in such action, and any remaining amounts will be allocated between the Parties in accordance with the principle set forth in Section 9.3.2(g) (Allocation of Proceeds).

9.4.	Patent Right Extensions. Freenome will have the first right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents with respect to Freenome Prosecuted Patent Rights in the Field in the Territory; provided that in the event Freenome elects to not file such an extension, Freenome will (a) promptly notify Exact of its intention not to file and (b) grant Exact the right to file for such extension. Exact will have the first right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents with respect to Exact Prosecuted Patent Rights in the Field in the Territory; provided that in the event Exact elects to not file such an extension, Exact will (i) promptly notify Freenome of its intention not to file and (ii) grant Freenome the right to file for such extension. Each Party will provide prompt and reasonable assistance, as requested by the other Party, to obtain such extension or supplementary protection certificate, and otherwise cooperate with one another in obtaining such patent term extensions. The Parties will equally share the applicable costs incurred by a Party under this Section 9.4 (Patent Right Extensions) in furtherance of such filing in the Field in the Territory for such Collaboration Product.

Article 10
Confidentiality and Publication

10.1.	Nondisclosure and Non-Use Obligations.

10.1.1.	Non-Disclosure and Non-Use. Except as otherwise expressly set forth herein, the Receiving Party will, during the Term and for a period of [***] years thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own confidential information of a similar nature (but in no event less than a reasonable degree of care) and will not, without the prior written approval of the Disclosing Party, (a) disclose such Confidential Information to any of its Affiliates or any Third Party, except to its Affiliates and its and their directors, officers, employees, consultants, legal advisors, agents and representatives, and its and their Sublicensees and Subcontractors, in each case who have a need to know such Confidential Information in order for such Receiving Party to exercise its rights or perform its obligations hereunder and who are bound by confidentiality, non-disclosure and non-use provisions at least as restrictive and protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, and (b) use such Confidential Information for any purpose other than for the purposes of performing the Receiving Party’s obligations or exercising the Receiving Party’s rights under this Agreement (including Freenome’s use of Freenome Know-How to exercise any of its retained rights hereunder). The Receiving Party will use diligent efforts to cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 10.1.1 (Non-Disclosure and Non-Use) and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 10 (Confidentiality and Publication). For the avoidance of doubt, and notwithstanding anything herein to the contrary, Freenome may use Freenome Know-How and Development Results to exercise its retained rights under Section 7.3 (Retained Rights), including the Development, Manufacturing, and Commercialization of MCED Products, subject to the remainder of this Article 10 (Confidentiality and Publication). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information. The Parties agree that, effective as of the Effective Date, the Existing CDA will be superseded by this Agreement, and disclosures made prior to the Effective Date pursuant to the Existing CDA will be subject to the confidentiality and non-use provisions of this Agreement. Notwithstanding the foregoing or anything to the contrary, (i) Personal Data will be kept in confidence in perpetuity and (ii) Freenome will not disclose any Freenome Know-How to any Third Party unless such Third Party is bound by obligations of confidentiality, non-disclosure and non-use at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure, subject to the permitted disclosures in Section 10.1.2 (applied mutatis mutandis).

10.1.2.	Permitted Disclosures. Notwithstanding the obligations of confidentiality and non-use set forth above, a Receiving Party may disclose Confidential Information (excluding Personal Data) of the Disclosing Party as follows:

(a)	to applicable Governmental Authorities in connection with (i) the Prosecution and Maintenance of Patent Rights that it has a right to Prosecute and Maintain hereunder; or (ii) Regulatory Submissions and other filings with such Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of a Collaboration Product;

(b)	disclosure of the existence and applicable terms of this Agreement and, subject to Section 10.1.2(c) (Permitted Disclosures), the status and results of Exploitation of one or more Collaboration Products to actual or bona fide potential investors, acquirors, Sublicensees, lenders, and other financial or commercial partners (including in connection with any royalty factoring transaction), and their respective attorneys, accountants, banks, investors and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, sublicense, debt transaction or collaboration; provided that, in each such case, (i) such Persons are bound by obligations of confidentiality, non-disclosure and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure, (ii) to the greatest extent practicable, such disclosure is limited only for the particular context in which it is being disclosed, and (iii) the term of such confidentiality obligation must be consistent with industry standards, but in all cases at least [***];

(c)	if required by Applicable Law, including as may be required in connection with any filings made with, or by the disclosure policies of, a major stock exchange (as set forth in additional detail in Section 10.1.3 (Confidential Treatment)); provided that the Party seeking to disclose the Confidential Information of the other Party: (i) will use all reasonable efforts to inform the other Party prior to making any such disclosures and cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction); and (ii) will, whenever possible, request confidential treatment of such information;

(d)	to prosecute or defend litigation and to enforce Patent Rights; and

(e)	in the case of Freenome, disclosure of Freenome Know-How to Third Parties in connection with products other than Collaboration Products, subject to the obligations described in the last sentence of Section 10.1.1 (Non-Disclosure and Non-Use).

If and whenever any Confidential Information is disclosed in accordance with this Section 10.1.2 (Permitted Disclosures), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement). In addition, no combination of features or disclosures will be deemed to fall within the foregoing exclusions ((a)-(d)) merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

10.1.3.	Confidential Treatment.

(a)	Notwithstanding any provision to the contrary set forth in this Agreement, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 10.1.2(c) (Permitted Disclosure), then it will, to the extent not prohibited by Applicable Law or judicial or administrative process, give reasonable advance notice to the other Party of such proposed disclosure and use reasonable efforts to secure confidential treatment of such information and will only disclose that portion of Confidential Information that is legally required to be disclosed as advised by its legal counsel. In any event, each Party agrees to take reasonable action to avoid any disclosure of Confidential Information of the other Party hereunder.

(b)	In addition, the Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) with the United States Securities and Exchange Commission (“SEC”) or other Governmental Authorities. Each Party will be entitled to make such a required filing, but, to the extent permitted by Applicable Law, the filed copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement, as applicable) will be redacted (“Redacted Agreement”) and the filing Party will request confidential treatment of the terms redacted from this Agreement for a reasonable period of time, in each case, pursuant to the following procedure. In the event of any such filing, each Party will (i) permit the other Party to review and comment upon the proposed Redacted Agreement at least [***] Business Days in advance of its submission to the SEC or such other Governmental Authorities, (ii) cooperate in good faith with and reasonably consider and incorporate the other Party’s reasonable comments thereon to seek confidential treatment of the terms and conditions of this Agreement that such other Party requests to be kept confidential or otherwise afforded confidential treatment, to the extent consistent with the then-current legal requirements governing redaction of information from material agreements (as determined based on the advice of such Party’s outside counsel) that must be publicly filed in the applicable country, (iii) only disclose Confidential Information that counsel reasonably advises is legally required to be disclosed, (iv) promptly advise the other Party of any other substantive communications between it or its representatives with such Governmental Authority with respect to such confidential treatment request, (v) upon the written request of the other Party, request an appropriate extension of the term of the confidential treatment period upon the expiration thereof, where available, and (vi) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the redactions proposed in the Redacted Agreement without first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration, or notification.

10.2.	Publication and Publicity.

10.2.1.	Publication. Except for disclosures permitted in accordance with Section 10.1.2 (Permitted Disclosures) and Section 10.1.3(b) (Confidential Treatment), Exact will have the right to review and approve any publication or public presentation relating to any Collaboration Product that Freenome or its Affiliates wishes to issue, and, in any event, either Party wishing to make a publication or public presentation that contains the Confidential Information of the other Party will deliver to the other Party and the JSC a copy of the proposed written publication or presentation at least [***] days prior to submission for publication or presentation. The reviewing Party, through the JSC, will have the right to (a) propose modifications to the publication or presentation for patent reasons or trade secret reasons or to remove Confidential Information of the reviewing Party or its Affiliates, and the publishing Party will remove all Confidential Information of the reviewing Party if requested by the reviewing Party and otherwise use good faith efforts to reflect such Party’s reasonable comments, or (b) request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay to enable the reviewing Party to file patent applications as permitted under Article 9 (Intellectual Property) protecting such Party’s right in such information, then the publishing Party will delay such submission or presentation for a period of [***] days (or such shorter period as may be agreed by the Parties). All publications relating to any Collaboration Product will be prepared, presented, and published in accordance with applicable industry accepted guidelines including as applicable: (i) International Committee of Medical Journal Editors (ICMJE) guidelines and (ii) Uniform Requirements for Manuscripts Submitted to Biomedical Journals: Writing and Editing for Biomedical Publication.

10.2.2.	Publicity. Except as set forth in Section 10.1 (Nondisclosure and Non-Use Obligations), Section 10.2 (Publication and Publicity) or Section 10.1.3(b) (Confidential Treatment), the terms of this Agreement may not be disclosed by either Party. Subject to Section 5.9 (Branding) and Section 7.1.6 (Trademark License), neither Party will use the name or Trademark of the other Party or its directors or employees in any publicity, news release or disclosure relating to this Agreement, its subject matter, or the activities of the Parties hereunder, in each case, without the prior express written permission of the other Party, except (a) as may be required by Applicable Law (as determined based on the advice of outside counsel), including by the rules or regulations of the SEC or similar Governmental Authority or of any stock exchange or listing entity, provided that the Party making such disclosure or use of the name or Trademark of the other Party or its employees gives the other Party reasonable prior written notice of such disclosure and otherwise complies with Section 10.1.2 (Permitted Disclosures) or Section 10.1.3(b) (Confidential Treatment), or (b) as expressly permitted by the terms hereof.

10.2.3.	Press Release. Each Party may issue an initial press release in connection with the transactions contemplated under this Agreement, on a timeline mutually agreed by the Parties following the Effective Date (but in any event no later than August 6, 2025), provided that the other Party has approved in advance the contents of such press release. Following the initial press release, except as provided in Section 10.1.3 (Confidential Treatment), Section 10.2.2 (Publicity) or this Section 10.2.3 (Press Release), neither Party may issue any press release or public announcement or disclosure relating to this Agreement without the prior written approval of the other Party, except that on and after the Antitrust Clearance Date, Exact will have the right to issue any press release or public announcement or disclosure regarding the Exploitation of Collaboration Products in the Field in the Territory without the prior written approval of Freenome. Notwithstanding the foregoing, a Party may (a) once a press release or other public statement is issued in accordance with this Agreement, make subsequent public disclosure of the information contained in such press release or other written statement (so long as such information remains true and correct), and (b) issue a press release or public announcement as required by Applicable Law (including a press release corresponding to any securities disclosure, such as pursuant to a Form 8-K, or any earnings or financial press release), including by the rules or regulations of the SEC or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity, provided that such Party gives reasonable prior notice to the other Party of and the opportunity to comment on the press release or public announcement, and otherwise complies with this Article 10 (Confidentiality and Publication).

Article 11
Representations, Warranties and Covenants

11.1.	Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date and the Bring-Down Date that:

11.1.1.	such Party is a corporation duly organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of incorporation or formation;

11.1.2.	such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement;

11.1.3.	all requisite corporate action on the part of such Party, its directors and stockholders required by Applicable Law for the authorization, execution and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken;

11.1.4.	this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other similar Applicable Laws of general application affecting the rights and remedies of creditors and (b) Applicable Laws governing specific performance, injunctive relief and other equitable remedies;

11.1.5.	the execution, delivery and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of Applicable Law or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority, (b) constitute a breach of, or default under (or an event that, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound, or (c) violate or conflict with any of the provisions of such Party’s organizational documents (including any articles or memoranda of organization or association, charter, bylaws or similar documents); and

11.1.6.	no consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority or other Person is required to be obtained or made by such Party in connection with the authorization, execution and delivery by such Party of this Agreement, except (a) as may be necessary to conduct Clinical Trials or to seek or obtain PMA Approvals and (b) as set forth in Article 14 (Antitrust Clearance; Cooperation and Efforts).

11.2.	Representations and Warranties by Freenome. Freenome represents and warrants to Exact that: (a) except as set forth on Schedule 11.2 (Schedule of Exceptions), as of the Effective Date and (b) except as set forth in a disclosure letter delivered by Freenome to Exact as set forth in Section 11.5 (Disclosure Letter), which letter will only set forth specific facts and circumstances that have occurred on or after the Effective Date and will not limit or otherwise amend any representations or warranties contained in this Section 11.2 (Representations and Warranties by Freenome) (“Disclosure Letter”), as of the Bring-Down Date:

11.2.1.	Freenome Patent Rights. Schedule 1.95 (Existing Freenome Patent Rights) sets forth a complete and accurate list of all Freenome Patent Rights issued or pending, including the owner(s) thereof.

11.2.2.	Freenome Trademarks. Schedule 1.99 (Existing Freenome Trademarks) sets forth a complete and accurate list of all registered or pending Freenome Trademarks, including the owner(s) thereof.

11.2.3.	Freenome Technology. Freenome has (a) legal and beneficial title and sole ownership of, or otherwise exclusively Controls, all Freenome Technology, free and clear of all mortgages, pledges, liens, encumbrances, security interests, charges or claims of any kind, including claims by any Governmental Authority or academic or non-profit institution; and (b) full right and authority to grant to Exact and its Affiliates the licenses granted or purported to be granted in this Agreement under the Freenome Technology. Neither Freenome nor any of its Affiliates has granted any option, right or license to any Person relating to any Freenome Technology or Freenome Trademarks that would conflict with or limit the scope of any of the licenses or other rights granted or purported to be granted to Exact hereunder.

11.2.4.	Control. Freenome Controls all Patent Rights and Know-How owned, invented or licensed by Freenome that are necessary or reasonably useful to Develop, Manufacture, Commercialize and otherwise Exploit the Existing CRC Product in the Field in the Territory.

11.2.5.	No Payments. Neither Freenome nor any of its Affiliates is subject to any payment obligations to Third Parties as a result of the execution or performance of this Agreement or the Development, Manufacture, Commercialization or other Exploitation of Collaboration Products in the Field in the Territory.

11.2.6.	Ownership of Freenome Technology. With respect to any Freenome Technology owned or purported to be owned by Freenome, (a) Freenome and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such Freenome Technology pursuant to a written agreement; (b) all of its employees, officers, contractors and consultants who will act on Freenome’s behalf under this Agreement have executed agreements or have existing obligations under Applicable Law requiring assignment to Freenome or its Affiliate, as applicable, of all rights, title, and interests in and to inventions made during the course of and as the result of this Agreement (other than rights to improvements to contractors’ background intellectual property that may be retained by such contractors); and (c) to Freenome’s Knowledge, no officer or employee of Freenome or its Affiliate is subject to any agreement with any other Person that requires such officer or employee to assign any interest in any Freenome Technology to any Person other than Freenome or its Affiliate. Freenome exclusively owns all rights, title and interests in and to the Freenome Patent Rights, and where Freenome does not exclusively own any such Patent Right, Schedule 1.95 (Existing Freenome Patent Rights) identifies the Person that, to Freenome’s Knowledge, Controls such Patent Rights and the agreement pursuant to which Freenome Controls such Patent Right. The Freenome Patent Rights that Freenome owns or for which Freenome has rights to direct prosecution are being prosecuted in the USPTO in compliance with Applicable Law, and Freenome and its Affiliates have presented all references, documents or information that it and the inventors had a duty to disclose under Applicable Law, including 37 C.F.R. 1.56, to the relevant patent examiners at the USPTO for each such Freenome Patent Right.

11.2.7.	Validity and Enforceability. With respect to Freenome Patent Rights, there are no oppositions, nullity actions, interferences, inter partes reexaminations, inter partes reviews, post-grant reviews, derivation proceedings or other proceedings pending or, to Freenome’s Knowledge, threatened in writing (but excluding office actions or similar communications issued by the USPTO in the ordinary course of Prosecution and Maintenance of any patent application) that challenge the ownership, scope, duration, validity, enforceability, priority or right to practice the Freenome Patent Rights owned or purported to be owned by Freenome or, to the Knowledge of Freenome, any other Freenome Patent Rights. To Freenome’s Knowledge, all issued Freenome Patent Rights are valid and enforceable, and Freenome does not have any Knowledge of any fact or circumstance that would cause Freenome to reasonably conclude that any of the Freenome Patent Rights is, or will be upon issuance, invalid or unenforceable.

11.2.8.	Inventorship. Inventorship of each Freenome Patent Right is properly identified on each patent and patent application, and Freenome has no Knowledge of any disputes with respect to inventorship of any Freenome Patent Rights.

11.2.9.	Good Standing. (a) All official fees, maintenance fees and annuities for any pending or issued Freenome Patent Rights that have come due have been paid, (b) all material administrative procedures with Governmental Authorities have been completed for such Freenome Patent Rights such that, to the Knowledge of Freenome, such Patent Rights are subsisting and in good standing, and (c) all Freenome Patent Rights have been Prosecuted and Maintained in good faith.

11.2.10.	Duty of Disclosure. To Freenome’s Knowledge, all Freenome Patent Rights have been duly and properly filed and maintained and the inventors thereof and parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to the USPTO in connection with such applications.

11.2.11.	Prior Art. To Freenome’s Knowledge, there is not any reference or prior art that would anticipate the issuance of any claim as pending in any Freenome Patent Rights.

11.2.12.	Government Funding. No funding, resources or facilities of a Governmental Authority or a university, college or other educational institution or research center was used in the development of any Freenome Patent Rights owned or purported to be owned by Freenome or its Affiliate, or the Knowledge of Freenome, any other Freenome Patent Rights. No Person who was involved in, or who contributed to, the creation or development of any Freenome Patent Rights owned or purported to be owned by Freenome or any of its Affiliates, or the Knowledge of Freenome, any other Freenome Patent Rights has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Freenome’s rights in the Freenome Patent Rights.

11.2.13.	No Claims. There are (a) no claims, judgments or settlements against or owed by Freenome or its Affiliates and (b) no pending or, to Freenome’s Knowledge, threatened claims or litigation against Freenome or its Affiliates, or to Freenome’s Knowledge, any of its licensors or licensees, in each case ((a) and (b)), related to the Freenome Technology or any Collaboration Product.

11.2.14.	Notice of Infringement or Misappropriation. Neither Freenome nor any of its Affiliates has received any written notice or threat in writing from any Person (including any invitation to license) asserting or alleging that any Development, Manufacture or Commercialization of any Collaboration Product by Freenome or its Affiliates has infringed, misappropriated or otherwise violated, will infringe, misappropriate or otherwise violate, or currently infringes, misappropriates or otherwise violates, any intellectual property rights of such Person. The conception, development and reduction to practice of any of the Freenome Technology have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

11.2.15.	Infringement. To Freenome’s Knowledge, (a) the Development, Manufacture or Commercialization of Collaboration Products in the Field in the Territory as contemplated hereunder does not and will not infringe, misappropriate or otherwise violate any intellectual property of any Person, (b) Freenome has disclosed to Exact any pending patent applications of any Person other than Freenome or its Affiliates that, if issued with the published or currently pending claims, would be infringed by any such activities, and (c) except for those disclosed by Freenome as described in clause (b), there are no pending patent applications of any Person other than Freenome or its Affiliates that, if issued with the published or currently pending claims, would be infringed by any such activities.

11.2.16.	Infringement of Freenome Technology. To Freenome’s Knowledge, no Person is infringing, misappropriating or otherwise violating, or threatening to infringe, misappropriate or otherwise violate, the Freenome Technology. Neither Freenome nor any of its Affiliates has made a claim against any Person alleging that such Person is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Freenome Technology. To Freenome’s Knowledge, no Person has or will have a claim or interest in or to any Freenome Technology by virtue of the use of any data sourced from such Person in connection with this Agreement.

11.2.17.	Confidentiality of Trade Secrets. Freenome and each of its Affiliates has taken, and will continue to take during the Term, commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality and value of all Freenome Know-How that constitutes trade secrets under Applicable Law (including requiring all employees, consultants and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants and independent contractors to maintain the confidentiality of such Freenome Know-How), and such Freenome Know-How has not been, and during the Term will not be, used or disclosed to any Person except pursuant to confidentiality agreements imposing obligations of confidentiality, non-disclosure, and non-use at least as restrictive or protective of the Parties as those set forth in this Agreement. To Freenome’s Knowledge, there has not been a breach by any party to such confidentiality agreements.

11.2.18.	Existing Upstream Agreements. There are no Third Party agreements pursuant to which Freenome or any of its Affiliates Controls any of the Freenome Technology, other than the Existing Upstream Agreements, true and complete copies of which have been provided to Exact or its representative, and no Person has any rights, title or interests in or to, or any license under, any of the Freenome Technology, other than as provided in such Existing Upstream Agreements. Each Existing Upstream Agreement is in full force and effect, and neither Freenome nor any of its Affiliates has waived any of its rights thereunder.

11.2.19.	No Default. No written notice of material breach, violation, default or termination has been received or given under any Existing Upstream Agreement, and there is no act or omission by Freenome or its Affiliates that would provide a right to terminate, renegotiate, accelerate or materially change any such agreement or terms thereof. Immediately following the Effective Date, Freenome or its Affiliate will continue to be permitted to exercise all of its rights under each such Existing Upstream Agreement to which it is party pursuant to the terms thereof without the payment of any additional amounts of consideration beyond ongoing fees, royalties or payments that Freenome or its Affiliate would otherwise be required to pay in accordance with the terms of such Existing Upstream Agreement had the transactions contemplated by this Agreement not occurred.

11.2.20.	Compliance with Laws. Freenome and its Affiliates have conducted, and to Freenome’s Knowledge their respective contractors and consultants have conducted, the Exploitation of Collaboration Products in compliance with all Applicable Laws, including as applicable FDA Laws, CLIA, conditions of participation, state laws relating to the operation of clinical laboratories, anti-corruption or anti-bribery laws or regulations of any Governmental Authority with jurisdiction over such Exploitation and standards of applicable accrediting bodies, as well as in good scientific manner appropriate for scientific, regulatory and intellectual property purposes and in a manner that fully and accurately reflects all work done and results achieved in the performance of Development activities conducted by or on behalf of Freenome or its Affiliates with respect to the Collaboration Products. In the past [***] years, neither Freenome nor any of its Affiliates has received any written notice, order, complaint or other communication from any Governmental Authority or any other Person alleging that Freenome or its Affiliate is not in compliance with any Applicable Laws, conditions of participation or accreditation standards in each case related to the Exploitation of the Collaboration Products, and no investigation by any Governmental Authority regarding a violation of any such Applicable Laws is pending or, to Freenome’s Knowledge, threatened.

11.2.21.	No Other Programs. Neither Freenome nor any of its Affiliates is Developing or otherwise Controls any in vitro, blood-based product or service for the diagnosis, screening or evaluation of colorectal cancer or colorectal pre-cancer (e.g., advanced adenoma) (including any LDT), other than the Existing CRC Product or any product that would be a Collaboration Product hereunder.

11.2.22.	Regulatory Submissions and Study Reports. Freenome or its Affiliates Control all Regulatory Submissions in the Field in the Territory related to the Existing CRC Product, and to Freenome’s Knowledge, Freenome or its Affiliates Control all study reports and underlying data from any Clinical Trials conducted by or on behalf of Freenome or its Affiliates with respect to the Existing CRC Product.

11.2.23.	Data Privacy. The Processing of Personal Data by Freenome, its Affiliates and, to Freenome’s Knowledge, its and their contractors, consultants and collaborators (including any transfer of Personal Data across national borders) in connection with the Collaboration Products is and has been in compliance with Data Protection Laws in all countries and jurisdictions, all privacy related consents and notices that apply to Collaboration Products and the requirements of any contract or codes of conduct to which Freenome or its Affiliate is a party (collectively, the “Privacy and Security Obligations”). Freenome has provided all necessary privacy notices related to research participants and has an appropriate legal basis under Data Protection Laws to Process all Personal Data in connection with the Collaboration Products. Freenome has developed, implemented and maintains a compliance program, policies and procedures and training programs to ensure ongoing compliance with the Privacy and Security Obligations. Freenome has commercially reasonable physical, technical, organizational and administrative measures and policies in place designed to protect all Personal Data collected by it or on its behalf from and against unauthorized Processing. Freenome is and has complied in all material respects with all Privacy and Security Obligations relating to data breach reporting and notification obligations. In the last [***] years, neither Freenome nor any of its Affiliates has received written notice of any alleged material violation from a Regulatory Authority or other Person of any Privacy and Security Obligations and has no Knowledge of facts that would give rise to such a violation. Freenome is not under investigation by any Regulatory Authority for a violation of Data Protection Laws. Without limiting the foregoing, all informed consent forms for any of Freenome’s or its Affiliates’ past and ongoing Clinical Trials for any Collaboration Product permit the transfer to Exact as contemplated under this Agreement, and use and other Exploitation by Exact as contemplated under this Agreement, of clinical data and samples collected or otherwise generated in such Clinical Trial.

11.2.24.	No Fraudulent Statements. Neither Freenome nor its Affiliates, nor, to Freenome’s Knowledge, any of its or their respective directors, officers, employees or agents has (a) committed an act, (b) made a statement or (c) failed to act or make statement, in each case ((a), (b) or (c)), that (i) would be or created an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development and Manufacture of the Collaboration Products or (ii) could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies, with respect to the Development and Manufacture of the Collaboration Products.

11.2.25.	Sufficient Capitalization. Freenome’s business plans (including any plans to raise and close an equity financing) provide for sufficient capitalization over time to (a) perform all of its obligations pursuant to this Agreement, and (b) meet all of its obligations that come due in the ordinary course of business.

11.2.26.	Disclosure. Freenome has provided Exact with the opportunity to review all written material information or data in Freenome’s or its Affiliates’ possession or control relating to the subject matter of this Agreement and such written material information or data is true, correct and complete in all material respects. Freenome has not intentionally concealed from Exact any such material information or data and has not withheld any material information related to the Freenome Technology, the Existing CRC Product or any other Collaboration Product, in each case, that was requested by Exact in writing.

11.3.	Certain Covenants.

11.3.1.	Compliance. Subject to the terms and conditions of this Agreement, each Party, its Affiliates and its and their Sublicensees and Subcontractors will conduct the Exploitation of Collaboration Products and MCED Products, as applicable, in a good scientific manner and materially in accordance with all Applicable Laws, including, as applicable, the FDA Laws or regulations of any Governmental Authority with jurisdiction over the activities performed in the Territory by or on behalf of a Party, its Affiliates or its or their Sublicensees or Subcontractors in furtherance of such obligations. For the avoidance of doubt, Applicable Laws include, without limitation, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220), and any applicable state laws relating to anti-kickback, fee-splitting, direct billing, or anti-markup prohibitions, as applicable. In addition, if a Party is or becomes subject to a legal obligation to a Governmental Authority in the Territory (such as a corporate integrity agreement or settlement agreement with a Governmental Authority), then the other Party will perform such activities as may be reasonably requested by the obligated Party to enable such Party to comply with its legal obligation to such Governmental Authority with respect to Collaboration Products or MCED Products, as applicable, in accordance with this Agreement.

11.3.2.	Control. Freenome will retain Control during the Term of all Patent Rights and Know-How owned or Controlled by Freenome or its Affiliates as of the Effective Date that are (a) necessary to Develop, Manufacture, Commercialize or otherwise Exploit the Collaboration Products in the Field in the Territory or (b) reasonably useful to Exploit the Collaboration Products in the Field in the Territory.

11.3.3.	Compliance with Upstream Agreements. Freenome will, and will cause its Affiliates as applicable to, remain in compliance with the Upstream Agreements, and it will not, without Exact’s written consent, terminate or amend any Upstream Agreement in a manner that adversely affects the rights granted or purported to be granted to Exact hereunder, including the licenses granted to Exact by Freenome pursuant to Section 7.1 (License Grants to Exact), or Freenome’s ability to perform its obligations hereunder. In addition, Freenome may not amend any Upstream Agreement in any manner that increases Exact’s payment obligations under this Agreement. Freenome will provide prompt notice to Exact of any notice of termination under any Upstream Agreement. In addition, Freenome will provide prompt notice to Exact of any alleged material default, violation or default or request for amendment of any Upstream Agreement that would adversely affect the rights granted or purported to be granted to Exact hereunder, increase Exact’s payment obligations hereunder, or adversely affect Freenome’s ability to perform its obligations hereunder or any Upstream Agreement. Upon prior written notice to Freenome, Exact may remedy any such alleged material breach, violation or default of Freenome under any Upstream Agreement, including by making one or more payments to the counterparty to such Upstream Agreement, but only as such payment pertains to the Freenome Technology licensed to Exact hereunder, and if Exact makes any such payments, then Exact may credit the full amount of such payments against any Development Milestone Payments, Royalties or other amounts payable to Freenome under this Agreement.

11.3.4.	No Conflicts. Freenome will not, and cause its Affiliates to not, enter into any agreement with any Person that is in conflict with the rights granted or purported to be granted to Exact under this Agreement or that would conflict with or encumber Freenome’s ability to perform its obligations hereunder; and will not take any action or fail to take any action, and will cause its Affiliates to not take any action or fail to take any action, that would (a) prevent it from granting the rights granted or purported to be granted to Exact under this Agreement, (b) conflict with or encumber its ability to perform its obligations hereunder, or (c) otherwise materially conflict with or adversely affect the rights granted or purported to be granted to Exact under this Agreement, including the granting of any security interest or other encumbrance on the Freenome Technology.

11.3.5.	Assignment. Upon Exact’s request, Freenome or its Affiliates will obtain, unless impracticable, from each employee and independent contractor who participated in the invention or authorship of any Freenome Technology, assignments of all ownership rights of such employees and independent contractors in such Freenome Technology pursuant to written agreement.

11.4.	Compliance with Data Security and Privacy Laws. Each Party covenants that in connection with any processing of Personal Data hereunder, it will comply with, and will cause its Affiliates and its and their Sublicensees and Subcontractors to comply with, all applicable Data Protection Laws and provide necessary assistance for the other Party to comply with applicable Data Protection Laws. To the extent that a Party, its Affiliates or its or their Sublicensees or Subcontractors access or come into possession of Personal Data in connection with its activities under this Agreement, it will, and will cause its Affiliates and its and their Sublicensees and Subcontractors to, comply with applicable Data Protection Laws to which they may be subject as a result thereof. Each Party will take commercially reasonable efforts to protect the privacy and security of Personal Data in its possession and to prevent (a) unauthorized access to or disclosure, use, or destruction of Personal Data, (b) accidental or unlawful destruction, loss or alteration (including corruption) of or damage to Personal Data, and (c) all other unauthorized or unlawful forms of processing of Personal Data (“Data Breach”). Each Party will further maintain, and ensure that its Affiliates and its and their Sublicensees and Subcontractors in each case that access or come into possession of Personal Data in connection with their activities under this Agreement maintain, a commercially reasonable program for protecting against Data Breaches of Personal Data in its possession pursuant to activities under this Agreement. Without limiting the generality of the foregoing, with respect to all activities performed by or on behalf of a Party under this Agreement, such Party will, and will ensure that its Affiliates and its and their Sublicensees and Subcontractors in each case that access or come into possession of Personal Data in connection with their activities under this Agreement, implement reasonable safeguards and access controls for Personal Data.

11.5.	Disclosure Letter. At any one time prior to the Outside Date or Antitrust Clearance Date (whichever is earlier), [***].

11.6.	Warranty Disclaimer.

11.6.1.	EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY PATENTS, KNOW-HOW, MATERIALS, PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

11.6.2.	EACH PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT, DESPITE THE EFFORTS AND OBLIGATIONS REQUIRED BY THIS AGREEMENT WHICH MAY RESULT IN THE ACHIEVEMENT OF A DEVELOPMENT MILESTONE EVENT OR NET SALES OF COLLABORATION PRODUCT, SUCH EVENT OR NET SALES OF COLLABORATION PRODUCT MAY NOT BE ACHIEVED AND FREENOME, IN THAT CASE, WOULD NOT BE ENTITLED TO RECEIVE SUCH FURTHER PAYMENTS HEREUNDER. ANY DEVELOPMENT MILESTONE PAYMENT OR ROYALTIES ARE CONTINGENT UPON SATISFACTION OF THE CONDITIONS PROVIDED FOR HEREIN, WHICH MAY NOT BE SATISFIED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN (BUT WITHOUT WAIVING THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING), EXACT WILL BE UNDER NO OBLIGATION TO USE ITS COMMERCIALLY REASONABLE EFFORTS, BEST EFFORTS OR ANY OTHER STANDARD OF DILIGENCE WITH RESPECT TO SATISFYING THE CONDITIONS TO ANY PAYMENT HEREUNDER.

Article 12
Indemnification; Limitation of Liability; Insurance

12.1.	Indemnification by Freenome. Freenome will indemnify, hold harmless and defend Exact, its Affiliates, its and their Sublicensees and its and their respective directors, officers, employees, agents and representatives (each, an “Exact Indemnitee”) from and against any and all losses, liabilities, damages, costs, taxes (including penalties and interest) fees and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) resulting from any claims, suits, proceedings or causes of action brought by a Third Party (each, a “Claim”) against such Exact Indemnitees to the extent arising out of or resulting from:

(a)	any breach of, or inaccuracy in, any representation or warranty made by Freenome in this Agreement, or any breach or violation of any covenant or agreement of Freenome in this Agreement;

(b)	the gross negligence, willful misconduct or fraud of Freenome, its Affiliates, its or their Sublicensees or its or their respective directors, officers, employees, agents or representatives in the performance of Freenome’s obligations under this Agreement; or

(c)	the Development, Manufacture, Commercialization or Exploitation of any Collaboration Product or MCED Product by or on behalf of Freenome or any of its Affiliates or Sublicensees.

Notwithstanding the foregoing, Freenome will have no obligation to indemnify the Exact Indemnitees to the extent that the Losses arise out of or result from matters described under Section 12.2 (Indemnification by Exact).

12.2.	Indemnification by Exact. Exact will indemnify, hold harmless and defend Freenome, its Affiliates, its and their Sublicensees and its and their respective directors, officers, employees, agents and representatives (each, a “Freenome Indemnitee”) from and against any and all Losses resulting from any Claims against such Freenome Indemnitees to the extent arising out of or resulting from:

(a)	any breach of, or inaccuracy in, any representation or warranty made by Exact in this Agreement, or any breach or violation of any covenant or agreement of Exact in this Agreement;

(b)	the gross negligence, willful misconduct or fraud of Exact, its Affiliates, its Sublicensees or its or their respective directors, officers, employees, agents or representatives in the performance of Exact’s obligations or exercise of its rights under this Agreement; or

(c)	the Development, Manufacture, Commercialization or Exploitation of any Collaboration Product by or on behalf of Exact or any of its Affiliates or Sublicensees (in each case other than by Freenome or its Affiliates).

Notwithstanding the foregoing, Exact will have no obligation to indemnify the Freenome Indemnitees to the extent that the Losses arise out of or result from matters described under Section 12.1 (Indemnification by Freenome).

12.3.	Indemnification Procedure.

12.3.1.	Notice. The Party entitled to indemnification under this Article 12 (Indemnification; Limitation of Liability; Insurance) (an “Indemnified Party”) will notify the Party responsible for such indemnification (the “Indemnifying Party”) in writing promptly upon being notified of or having knowledge of any Claim asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice will not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

12.3.2.	Indemnifying Party’s Right to Defend. The Indemnifying Party will defend, at its sole cost and expense, any such Claim by all appropriate proceedings; provided that the Indemnifying Party may not enter into any compromise or settlement unless (a) such compromise or settlement imposes only a monetary obligation on the Indemnifying Party and which includes as an unconditional term thereof the giving by each claimant or plaintiff of the Indemnified Party a release from all liability in respect of such claim; or (b) the Indemnified Party consents to such compromise or settlement, which consent will not be unreasonably withheld unless such compromise or settlement involves or requires (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, (iii) the imposition of any equitable relief against the Indemnified Party or (iv) the admission of invalidity of any Patent Right controlled by the Indemnified Party (in which case, (i) through (iv), the Indemnified Party may withhold its consent to such settlement in its sole discretion).

12.3.3.	Indemnified Party’s Right to Defend. If the Indemnifying Party does not assume control of the defense of a Claim, then the Indemnified Party will have the right, at the expense of the Indemnifying Party, upon at least [***] Business Days’ prior written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such Claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party); provided that the Indemnified Party will keep the Indemnifying Party apprised of all material developments with respect to such Claim. The Indemnified Party may not enter into any compromise or settlement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

12.3.4.	Cooperation. The Indemnified Party will cooperate with the Indemnifying Party and may participate in, but not control, any defense or settlement of any Claim controlled by the Indemnifying Party pursuant to this Section 12.3 (Indemnification Procedure) and will bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party will bear such costs and expenses if counsel for the Indemnifying Party reasonably determines that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.

12.4.	Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, INCLUDING LOST PROFITS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES THAT ARISE AS A RESULT OF (A) A PARTY’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (B) A PARTY’S BREACH OF ARTICLE 10 (CONFIDENTIALITY AND PUBLICATION) OR SECTION 11.4 (COMPLIANCE WITH DATA SECURITY OR PRIVACY LAWS) OR FREENOME’S BREACH OF SECTION 7.1.3 (COMMERCIALIZATION LICENSE – APPROVED COLLABORATION PRODUCTS) OR (C) A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

12.5.	Insurance. Each Party will obtain and maintain insurance during the Term, and for a period of at least [***] years thereafter for any claims made, policies, in an amount appropriate for its business and products of the type that are the subject of this Agreement and for its obligations under this Agreement. Specifically, each Party will maintain (a) worker’s compensation insurance with statutory limits in compliance with the worker’s compensation laws of the state or states in which such Party has employees in the Territory, (b) employer’s liability coverage with a minimum limit of [***] per occurrence; (c) Clinical Trial insurance with a minimum limit of [***] and (d) general liability insurance with a minimum limit of [***] per occurrence and [***] in the aggregate, to be met by a combination of primary and excess limits. Upon request, a Party will provide the other Party with evidence of the existence and maintenance of such insurance coverage. Each Party will notify the other Party [***] days in advance of cancelation of any such insurance. All such insurances under this Section 12.5 (Insurance) will be provided by a company or companies licensed to do business in United States having a financial rating of not less than A-Viii in the most current edition of Best’s Key Rating Guide.

Article 13
Term and Termination

13.1.	Term. Except as otherwise expressly set forth herein (including, for the avoidance of doubt, Section 7.1.3 (Commercialization License – Approved Collaboration Products), which is only effective as of the Exclusive License Effective Date), this Agreement will be effective as of the Effective Date and, unless terminated earlier in accordance with this Article 13 (Term and Termination) or Section 14.4 (Outside Date), will continue on a Collaboration Product-by-Collaboration Product basis until the expiration of the Royalty Term applicable to such Collaboration Product (the “Term”). Upon expiration of the Royalty Term for a Collaboration Product, the licenses granted from Freenome to Exact in Section 7.1 (License Grant to Exact) with respect to such Collaboration Product will become fully paid, irrevocable and perpetual.

13.2.	Exact Termination upon Specific Events. Subject to Section 13.7.7 (Wind Down; Transition Support), Exact may terminate this Agreement in its entirety at any time upon [***] days’ prior written notice to Freenome, if any of the following events occurs and Exact provides such notice no later than [***] days after Exact first obtains actual knowledge that Exact has a termination right under the applicable subsection:

(a)	any material FDA safety-related communication or alert is issued for any Collaboration Product;

(b)	a Collaboration Product meeting or within the applicable Confidence Interval of the V1 Collaboration Product Standards has not received, as of [***], First-Line FDA Approval for the Target Population;

(c)	the JSC has not determined that a Laboratory Technology Transfer Completion has occurred, as of [***], with respect to a Collaboration Product meeting at least [***] Specificity, [***] Sensitivity for colorectal cancer and [***] Sensitivity for advanced adenoma;

(d)	a second Collaboration Product has not received, as of [***], First-Line FDA Approval for the Target Population;

(e)	Development Milestone Event #3 (as set forth in Table 8.2.1 (Development Milestone Payments; General)) has not occurred as of [***]; or

(f)	the Gross Margin for any Collaboration Product has not attained or exceeded [***] as of [***].

13.3.	Freenome Termination upon Specific Events. Subject to Section 13.7.7 (Wind Down; Transition Support), Freenome may terminate this Agreement in its entirety at any time upon [***] days’ prior written notice to Exact in the case of Section 13.3.1 (Freenome Termination upon Specific Events) or Section 13.3.2 (Freenome Termination upon Specific Events) and [***] days’ prior written notice in the case of Section 13.3.3 (Freenome Termination upon Specific Events), if the following event occurs and Freenome provides such notice no later than [***] days after Freenome first obtains actual knowledge that Freenome has such termination right:

13.3.1.	Exact and its Affiliates cease all Commercialization activities for all [***], provided that Exact will have an opportunity to cure such inactivity or dispute such inactivity as if such inactivity were a material breach in accordance with the terms and conditions of Section 13.6 (Termination for Material Breach), applied mutatis mutandis.

13.3.2.	Exact or any of its Affiliates engages in (or causes or directs any Third Party to engage in) any Patent Challenge with respect to any Freenome Patent Right in the Field in the Territory; provided that with respect to any Patent Challenge by any Affiliate, Freenome will not have the right to terminate this Agreement under this Section 13.3.2 (Freenome Termination upon Specific Events) if, within [***] days after Freenome’s notice to Exact, Exact causes such Patent Challenge to be terminated or dismissed; and provided, further, that this Section 13.3.2 (Freenome Termination upon Specific Events) will not apply to, and Freenome may not terminate this Agreement (and Exact shall have no liability) with respect to [***].

13.3.3.	[***]

13.4.	Termination for Convenience. Following the earlier of (a) achievement of Development Milestone Event #2 and (b) January 1, 2028, Exact may terminate this Agreement in its entirety (for all Collaboration Products) in its sole discretion at any time upon [***] days’ prior written notice to Freenome.

13.5.	Termination for Bankruptcy. Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than [***] days. In the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the non-terminating Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.

13.5.1.	Section 365(n). All rights and licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any jurisdiction outside the U.S. (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws. If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) will perform all the obligations in this Agreement intended to be performed by such Party. If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided for under the Bankruptcy Laws, and the other Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the bankrupt Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), will provide to the non-bankrupt Party copies of all Patent Rights, Know-How and intellectual property necessary for the non-bankrupt Party to prosecute, maintain and enjoy its rights under the terms of this Agreement. All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against the bankrupt Party under the Bankruptcy Laws. In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to each Party under this Section 13.5 (Termination for Bankruptcy) are essential to such Party’s respective businesses and the Parties acknowledge that damages are not an adequate remedy in the event of any termination described in this Section 13.5 (Termination for Bankruptcy).

13.5.2.	Cumulative Remedies. All rights, powers and remedies of each Party provided in this Section 13.5 (Termination for Bankruptcy) are in addition to and not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect the other Party. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(a)	the right of access to any intellectual property rights (and all embodiments thereof) of a Party, or any Third Party with whom a Party contracts to perform any obligation of it (or its Affiliates) under this Agreement; and

(b)	the right to contract directly with any Third Party to complete the contracted work.

13.6.	Termination for Material Breach.

13.6.1.	By Exact. Exact may terminate this Agreement in its entirety if Freenome or any of its Affiliates has materially breached this Agreement, subject to the notice, Cure Period and dispute resolution procedures set forth in this Section 13.6 (Termination for Material Breach).

13.6.2.	By Freenome. Freenome may terminate this Agreement (a) with respect to one or more Collaboration Products if Exact or any of its Affiliates has materially breached this Agreement with respect to such Collaboration Product or (b) in its entirety in the event Exact or its Affiliate has materially breached this Agreement as a whole or with respect to all Collaboration Products, in each case of the foregoing ((a) and (b)) subject to the notice, Cure Period and dispute resolution procedures set forth in this Section 13.6 (Termination for Material Breach).

13.6.3.	Process for Termination. If a Party (the “Breaching Party”) materially breaches this Agreement, then the other Party (the “Non-Breaching Party”) may give written notice to the Breaching Party identifying such alleged material breach in sufficient detail to put the Breaching Party on notice of such material breach, and to give the Breaching Party the opportunity to cure such material breach within [***] days after delivery of such notice (the “Cure Period”). Any termination of this Agreement pursuant to this Section 13.6.3 (Process for Termination) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period or, if such material breach is not susceptible to cure within the Cure Period, then the Cure Period will be extended so long as (i) the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach within the original Cure Period, (ii) such plan is accepted by the Non-Breaching Party (such acceptance not to be unreasonably withheld, conditioned or delayed), and (iii) the Breaching Party commits to and diligently carries out such plan as provided to the Non-Breaching Party, provided that, in no event will the Cure Period be extended to more than a total of [***] days. The right of either Party to terminate this Agreement as provided in this Section 13.6.3 (Process for Termination) will not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.

13.6.4.	Disputes Regarding Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach of this Agreement, then the Breaching Party that disputes whether there has been a material breach may contest the allegation in accordance with Section 15.3 (Dispute Resolution), and the Cure Period will toll upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is determined pursuant to Section 15.3 (Dispute Resolution) that the Breaching Party committed a material breach of this Agreement, then the Cure Period will resume and if the Breaching Party does not cure such material breach within the remainder of the Cure Period (as such Cure Period may be extended pursuant to Section 13.6.3 (Process for Termination) above), then this Agreement will terminate effective as of the expiration of such Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and the Cure Period. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damage. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the Dispute will be promptly refunded if it is determined pursuant to Section 15.3 (Dispute Resolution) that such payments are to be refunded by one Party to the other Party. If, as a result of such dispute resolution proceeding, it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 13.6 (Termination for Material Breach)), then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect.

13.7.	Effects of Termination Generally. Upon termination (but not expiration) of this Agreement in whole or with respect to one or more Terminated Products, in addition to the other rights and remedies that may be available to either of the Parties under this Agreement, the following will apply:

13.7.1.	Termination of Licenses. As of the effective date of termination of this Agreement, all licenses granted under Section 7.1 (License Grants to Exact) and Section 7.2(b) (License Grant to Freenome) with respect to the Terminated Products will terminate, and all sublicenses granted by a Party or its Affiliates pursuant to Section 7.4 (Sublicensing Terms) with respect to the Terminated Products will also terminate.

13.7.2.	Sublicensees. Upon the request of any Sublicensee of Exact that is not an Affiliate or Subcontractor of Exact and is not then in breach of its sublicense agreement or the terms of this Agreement applicable to such Sublicensee, Freenome will enter into a direct license with such Sublicensee on the same terms as this Agreement, taking into account any difference in license scope, territory and duration of sublicense grant (each, a “New License Agreement”). [***].

13.7.3.	Return of Confidential Information. Upon the expiration or termination of this Agreement with respect to a Terminated Product, the Receiving Party will return or destroy (the option being the Receiving Party’s) all Confidential Information of the Disclosing Party related to such Terminated Product, as applicable, that is in the Receiving Party’s possession or control, except that the Receiving Party will have the right to retain a copy of tangible Confidential Information of the Disclosing Party for legal archival purposes.

13.7.4.	Termination of Payment Obligations. All payment obligations hereunder will terminate, other than those that are accrued and unpaid as of the effective date of such termination, except that notwithstanding anything herein to the contrary, Development Milestone Payments will not accrue if achieved as of or after the date of notice of any termination under this Agreement.

13.7.5.	Inventory and Laboratory Services. Exact will have the right to sell or otherwise dispose of Terminated Products on hand at the time of such termination or in the process of Manufacturing, and finish completion of laboratory services for Terminated Products submitted to Exact prior to the effective date of termination.

13.7.6.	License to Exact-Funded Technology. As of the effective date of any termination of this Agreement, Freenome hereby grants to Exact a non-exclusive, worldwide, fully paid up, royalty free, perpetual, irrevocable, sublicensable (in multiple-tiers), transferable right and license to use and practice the Exact-Funded Technology for any and all purposes.

13.7.7.	Wind Down; Transition Support. The Parties will promptly wind down and terminate all activities under the Development Plan as promptly as possible after notice of termination. Notwithstanding the foregoing, in the event of any termination of this Agreement by Exact following first achievement of First-Line FDA Approval pursuant to Section 13.2 (Exact Termination upon Specific Events) or Section 13.4 (Termination for Convenience) or by Freenome pursuant to Section 13.3 (Freenome Termination upon Specific Events), Section 13.5 (Termination for Bankruptcy) or Section 13.6 (Termination for Material Breach), upon written request from Freenome to Exact provided no later than [***] days following the effective date of termination, unless prohibited by Applicable Law, [***] such period not to exceed [***] months from the effective date of the termination.

13.8.	Alternative Remedy in Lieu of Termination. If Exact has the right to terminate this Agreement pursuant to Section 13.5 (Termination for Bankruptcy) or Section 13.6 (Termination for Material Breach), subject to Section 13.6.4 (Disputes Regarding Material Breach), then in lieu of terminating this Agreement Exact may, in its sole discretion, exercise an alternative remedy as follows, which will constitute its sole and exclusive remedy if so exercised:

13.8.1.	Exact may retain all of its licenses and other rights granted under this Agreement, subject to all of its payment and other obligations, provided that (a) any then-unearned Development Milestone Payments payable thereafter under this Agreement will be reduced by [***] effective from and after the delivery of the applicable notice of breach, (b) all Royalty rates will be reduced by [***] effective from and after the delivery of the applicable notice of breach, and (c) Exact’s obligations under Section 5.3 (Diligence Obligations) will terminate; and

13.8.2.	any Confidential Information of Exact provided to Freenome pursuant to this Agreement will be promptly returned to Exact or destroyed, and Exact will be released from its ongoing disclosure and information exchange obligations with respect to Development and Commercialization following the date of such election.

For the avoidance of doubt, except as set forth in this Section 13.8 (Alternative Remedy in Lieu of Termination), if Exact exercises the alternative remedy set forth above in this Section 13.8 (Alternate Remedy in Lieu of Termination), then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to this Article 13 (Term and Termination). In addition, and notwithstanding anything to the contrary set forth in this Agreement, if Freenome disputes the allegation of a material breach pursuant to Section 13.6.4 (Disputes Regarding Material Breach), and it is determined, as a result of the dispute resolution process set forth in Section 15.3 (Dispute Resolution), that Exact has the right to terminate this Agreement pursuant to Section 13.6 (Termination for Material Breach) based on the uncured material breach by Freenome or pursuant to Section 13.5 (Termination for Bankruptcy), then the adjustments of Development Milestone Payments contemplated by this Section 13.8 (Alternative Remedy in Lieu of Termination) will be deemed effective since the date of notice of the applicable material breach, and Exact will have the right to credit any overpayment that has been made during the dispute resolution process against future payments payable to Freenome.

13.9.	Survival. In addition to the termination consequences set forth in Section 13.7 (Effects of Termination Generally), the following provisions will survive the expiration or termination of this Agreement for any reason: Article 1 (Definitions) (for the purposes of interpreting this Agreement); Section 3.3 (Development Costs) (to the extent applicable to payments incurred prior to termination or expiration); Section 3.6 (Records and Compliance); Section 5.5 (Billing of Third Parties) (to the extent applicable to payments incurred prior to termination or expiration); Section 5.9 (Branding) (last sentence only); Section 7.2 (License Grant to Freenome); Article 8 (Payments) (to the extent applicable to payments incurred prior to termination or expiration); Section 9.1 (Ownership); Article 10 (Confidentiality and Publication) (for the length of time set forth therein); Section 11.4 (Compliance with Data Security and Privacy Laws) (with respect to Patient Data of the other Party); Article 12 (Indemnification; Limitation of Liability; Insurance) (with respect to Section 12.5 (Insurance), for the length of time set forth therein); Section 13.1 (with respect to the last sentence only upon expiration); Section 13.7 (Effects of Termination Generally); this Section 13.9 (Survival); and Article 15 (Miscellaneous). Expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement.

Article 14
ANTITRUST CLEARANCE; COOPERATION AND EFFORTS

14.1.	Antitrust Clearance Date. The “Antitrust Clearance Date” will occur on the date on which all of the following conditions have been met, unless either Party exercises its termination right under Section 14.4 (Outside Date) at any time prior to the Antitrust Clearance Date: (a) the Parties will have complied with all applicable requirements of all Antitrust Laws, including the HSR Act; (b) the waiting period under the HSR Act will have expired or earlier been terminated; (c) no judicial or administrative proceeding opposing consummation of all or any part of this Agreement will be pending; (d) no Applicable Law, order or injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Agreement or any material portion hereof will be in effect; and (e) no investigation brought by a Governmental Authority is pending that would reasonably be expected to lead to any of the foregoing in clauses (c) or (d) hereof that would be material in the context of the transactions contemplated by this Agreement (collectively, (a)-(e), “HSR Conditions”).

14.2.	HSR Filings. In furtherance and not in limitation of the foregoing, Exact and Freenome will (a) make or cause to be made any registrations, declarations and filings required of such Party under the Hart-Scott-Rodino Act of 1976, as amended, along with the rules and regulations promulgated thereunder (“HSR Act”) with respect to the transactions contemplated by this Agreement (“Required Filings”) promptly after the Effective Date and in no event later than [***] Business Days from the Effective Date, and any filing fees associated therewith shall be paid by Exact and such initial filings from Exact and Freenome will request early termination of any applicable waiting period under the HSR Act, (b) with the exception of one pull and refile of the filing made under the HSR Act, not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Party, and (c) subject to Applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other Party pursuant to the HSR Act in connection with the transactions contemplated by this Agreement.

14.3.	Cooperation.

14.3.1.	General. Each of the Parties will use commercially reasonable efforts, and cooperate with the other Party, to obtain the HSR Conditions for this Agreement as promptly as reasonably practicable, and will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the U.S. Federal Trade Commission, the U.S. Department of Justice, or any other Governmental Authority (“Antitrust Agency”) related to this Agreement in connection with antitrust matters. The Parties will instruct their respective counsel to coordinate and cooperate with each other to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period as early as reasonably practicable. In the context of this Section 14.3 (Cooperation), commercially reasonable efforts include counsel’s undertaking: (a) to reasonably keep each other informed of communications received from and submitted to personnel of an Antitrust Agency relating to this Agreement, including by furnishing to the other Party’s counsel such necessary information and reasonable assistance as such Party may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and promptly furnishing an Antitrust Agency any information requested in connection with such filings (subject to reasonable redactions for privilege and confidentiality concerns); (b) to confer with each other regarding appropriate contacts with, and response to, personnel of any Antitrust Agency and consider in good faith the views of the other Party, allowing the other Party to review any proposed material written communications in advance and including all reasonable additions, deletions or changes suggested by the other Party; (c) to not agree to participate in any substantive meeting or discussion with any Antitrust Agency in respect of any filings, investigation or inquiry concerning this Agreement unless such Party consults with the other Party in advance and, to the extent permitted by such Antitrust Agency, gives the other Party the opportunity to attend and participate thereat. Without limitation to the foregoing, Exact shall control and lead (with prior notice to and consultation of Freenome, and taking Freenome’s views into account in good faith) all communications and strategy relating to any process under the HSR Act or any Antitrust Laws and with respect to any other approval required from a Governmental Authority under any Applicable Law for the transaction contemplated by this Agreement.

14.3.2.	Each Party will be responsible for its own costs and expenses (including costs and expenses of its own legal and other advice) in relation to the Required Filings and satisfaction of the HSR Conditions (other than Exact’s payment of Freenome’s filing fees under the HSR Act).

14.3.3.	Each Party will use commercially reasonable efforts to take such actions as may be required under any Antitrust Laws in order to satisfy the HSR Conditions. Notwithstanding anything to the contrary in this Agreement, the term “commercially reasonable efforts” does not require each Party to: (a) offer, negotiate, commit to or effect, by consent decree, hold separate order, trust or otherwise, the sale, divestiture, license or other disposition of any capital stock, assets, rights, products or businesses of such Party or its Affiliates, (b) agree to any restrictions on, or changes to, the activities of such Party or its Affiliates under this Agreement, (c) pay any material amount or take any other action to prevent, effect the dissolution of, vacate, or lift any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding that would otherwise have the effect of preventing or delaying the Antitrust Clearance Date, or (d) litigate or contest, administratively or in court, any ruling, order, or other action by any Antitrust Agency.

14.3.4.	Exact shall not, and shall cause its respective subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, any Third Party corporation, partnership, association or other business organization or division thereof that is developing or maintaining a CRC Blood Product that is not otherwise Controlled by Exact as of the Effective Date, in each case, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger, or consolidation would reasonably be expected to impose any material delay in the obtaining of, or materially increase the risk of not obtaining the HSR Conditions for this Agreement.

14.4.	Outside Date. This Agreement will terminate (a) at the election of either Party, immediately upon written notice to the other Party, if the U.S. Federal Trade Commission or the U.S. Department of Justice seeks a permanent injunction under applicable antitrust and non-competition laws against Exact or Freenome to enjoin the transactions contemplated by this Agreement; or (b) at the election of Exact or Freenome, immediately upon written notice to the other Party, in the event that the Antitrust Clearance Date will not have occurred on or prior to [***] days after the effective date of the Required Filings (“Outside Date”); provided, however, that Exact may elect in its sole discretion to extend the Outside Date until the later of (i) an additional [***] days if at the end of such period, either Party is subject to a pending action, proceeding or investigation brought by a Governmental Authority related to Antitrust Laws or any of the Required Filings, or (ii) the date of First-Line FDA Approval for any Collaboration Product (but not beyond [***]). In the event of such termination, this Agreement will be of no further force and effect.

14.5.	Exclusive License Effectiveness Date. In the event that the Parties reasonably anticipate that First-Line FDA Approval for the first Collaboration Product will not occur within [***] days following the Antitrust Clearance Date, the Parties will confer with one another in good faith regarding re-filing of Required Filings.

Article 15
Miscellaneous

15.1.	Assignment. Neither this Agreement nor any interest hereunder will be assignable by a Party without the prior written consent of the other Party, except [***]. Each Party will promptly notify the other Party of any assignment or transfer under the provisions of Section 15.1 (Assignment). This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 15.1 (Assignment) will be null, void and of no legal effect.

15.2.	Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to conflict of law principles thereof. The provisions of the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement or any subject matter hereof.

15.3.	Dispute Resolution.

15.3.1.	Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in this Agreement (including under Section 2.4.2 (Final Decision-Making Authority)), the procedures set forth in this Section 15.3 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, controversy or claim between the Parties arising out of or relating to this Agreement (whether based on contract, tort or otherwise) (each, a “Dispute”).

15.3.2.	Resolution by Executive Officers. Except as otherwise provided in this Section 15.3.2 (Resolution by Executive Officers) or as provided in Section 15.3.4 (Preliminary Injunctions), in the event of any Dispute, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] Business Days, the Dispute will, by written notice from one Party to the other Party, be referred to the Executive Officers of each Party for attempted resolution by good faith negotiation within [***] days after such notice is received. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 15.3.2 (Resolution by Executive Officers) in accordance with Section 15.3.3 (Litigation).

15.3.3.	Litigation. With the exception of legal actions, proceedings or claims described in Section 15.3.4 (Preliminary Injunctions) and Section 15.3.5 (Patent and Trademark Disputes) below, any legal action or proceedings to resolve a Dispute that was subject to and not resolved under Section 15.3.2 (Resolution by Executive Officers) will be brought exclusively in a court of competent jurisdiction, federal or state, located in New York, New York, and in no other jurisdiction. Each Party hereby irrevocably consents to personal jurisdiction and venue in, and irrevocably agrees to service of process issued or authorized by, any such court in any such action or proceeding. The Parties hereby irrevocably waive any objection which they may now have or hereafter have to the laying of venue in the federal or state courts of New York in any such action or proceeding, and hereby irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby agree that any final judgment rendered by any such federal or state court of New York in any action or proceeding involving any Dispute, from which no appeal can be or is taken, may be enforced by the prevailing Party in any court of competent jurisdiction. THE PARTIES EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

15.3.4.	Preliminary Injunctions. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s covenants or obligations under this Agreement, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis.

15.3.5.	Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity and enforceability of any Patent Right or Trademark relating to a Collaboration Product will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademarks were granted or arose.

15.4.	Entire Agreement; Amendments. This Agreement, including its Schedules and Exhibits, contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all previous and contemporaneous arrangements with respect to the subject matter hereof, whether written or oral, including the CDA. In the event of any inconsistency between the Development Plan and this Agreement, the terms of this Agreement will prevail. This Agreement may be amended, or any term hereof modified or waived, only by a written instrument duly-executed by authorized representatives of both Parties. For clarity, the Schedules attached hereto (but not Exhibits) may be amended, or any term thereof modified, only by a written instrument duly-executed by authorized representatives of both Parties.

15.5.	Severability. If any provision or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, then the same will not affect any other portion of this Agreement and its validity, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such provision or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefore such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

15.6.	Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.

15.7.	Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

15.8.	Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation” and will not be interpreted to limit the provision to which it relates; (c) the word “will” will be construed to have the same meaning and effect as the word “shall” and vice versa; (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person will be construed to include the Person’s successors and assigns; (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety, as the context requires, and not to any particular provision hereof; (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to sections, schedules or exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging); (j) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or” unless preceded by the word “either” or other language indicating the subjects of the conjunction are, or are intended to be, mutually exclusive; and (l) unless otherwise specified, “day” means a calendar day.

15.9.	No Implied Waivers; Rights Cumulative. The failure of either Party to require performance by the other Party of any of that other Party’s obligations under this Agreement will in no manner affect the right of such Party to enforce the same at a later time. No waiver by any Party of any condition, or of the breach of any provision, term, representation or warranty contained in this Agreement will be deemed to be or construed as a further or continuing waiver of any such condition or breach, or of any other condition or of the breach of any other provision, term, representation or warranty hereof. Except as expressly provided in this Agreement, the remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all other remedies, both legal and equitable, alternatively, or cumulatively.

15.10.	Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by email with confirmation of receipt, sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Freenome, to:	Freenome Holdings, Inc. Genesis Marina 3300 Marina Boulevard Brisbane, CA 94005 Attention: Chief Executive Officer Email: [***]
With a copy (which will not constitute notice) to:

Freenome Holdings, Inc.

Genesis Marina

3300 Marina Boulevard

Brisbane, CA 94005

Attention: Senior Vice President, Legal

Email: [***]

Goodwin Procter LLP

601 Marshall St.

Redwood City, CA 94063

Attention: Shane Albright

Email: salbright@goodwinlaw.com

If to Exact, to:	Exact Sciences Corporation 5505 Endeavor Lane Madison, WI 53719 Attention: [***] Email: [***]

With a copy (which will not constitute notice) to:

Exact Sciences Corporation

5505 Endeavor Lane

Madison, WI 53719

Attention: General Counsel

Email: [***]

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Melissa Rones

Email: Melissa.Rones@ropesgray.com

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) when sent if sent by email on a Business Day (or if sent on a non-Business Day, then on the next Business Day); (c) on the Business Day of receipt if sent by overnight courier; or (d) on the Business Day of receipt if sent by mail.

15.11.	Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other Person will have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party, except for the indemnification rights set forth in Article 12 (Indemnification; Limitation of Liability; Insurance) and Section 13.7.2 (Sublicensees).

15.12.	Force Majeure. Neither Party will be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in achieving any objective, satisfying any condition, or performing any obligation under this Agreement to the extent that such failure or delay is caused by or results from acts or events beyond the reasonable control of such Party, including acts of God, embargoes, war, acts of war (whether war be declared or not), terrorism, insurrections, riots, civil commotions, strikes, lockouts, other labor disturbances (other than strikes, lockouts or labor disturbances involving a Party’s own employees), government actions, fire, earthquakes, floods, tornadoes, other natural disasters, epidemics, pandemics and quarantines (“Force Majeure”), provided that the affected Party promptly notifies the other Party in writing of any Force Majeure circumstances that may affect its performance under this Agreement and undertakes diligent efforts to (a) avoid, remove, mitigate, and overcome such Force Majeure circumstances and the effects of such occurrence and (b) resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. If the Force Majeure circumstance continues, then, to the extent reasonably possible under the circumstances, the affected Party will update such written notice to the other Party on a bi-weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under this Agreement will be able to resume.

15.13.	Independent Parties. It is expressly agreed that Exact and Freenome will be independent contractors and that the relationship between Exact and Freenome will not constitute a partnership, joint venture or agency, and is not intended to be treated as a partnership for United States federal income tax purposes. Exact will not have the authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on Freenome, without the prior written consent of Freenome, and Freenome will not have the authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on Exact, without the prior written consent of Exact.

15.14.	Further Assurances. Each of Freenome and Exact agrees to duly execute and deliver, or cause to be duly executed or delivered, such further instruments and do and cause to be done such further acts, including the filing of additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

15.15.	Counterparts. This Agreement may be executed in counterparts, all of which taken together will be regarded as one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Collaboration and License Agreement to be executed by their duly authorized representatives as of the Effective Date.

EXACT SCIENCES CORPORATION

BY:	/s/ Kevin Conroy

NAME: Kevin Conroy

TITLE: Chief Executive Officer

FREENOME HOLDINGS, INC.

BY:	/s/ Aaron Elliot

NAME: Aaron Elliot

TITLE: Chief Executive Officer

[Signature Page to Collaboration and License Agreement]

SCHEDULE 1.40
Confidence Interval

[***]

SCHEDULE 1.46
existing crc product

[***]

SCHEDULE 1.95
EXISTING FREENOME PATENT RIGHTS

[***]

SCHEDULE 1.99
EXISTING FREENOME TRADEMARKS

[***]

SCHEDULE 1.102
FTE Rate

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SCHEDULE 1.120
knowledge

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SCHEDULE 1.189
Existing Upstream Agreements

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SCHEDULE 1.192
v1 collaboration product standards

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SCHEDULE 1.194
v2 collaboration product standards

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SCHEDULE 4.7
Right of Reference

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SCHEDULE 5.2
Service Schedule

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SCHEDULE 5.5.2
Billing of THird Parties

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SCHEDULE 11.2
SCHEDULE OF EXCEPTIONS

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Exhibit A

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